                                                                     Exhibit 4.1
                                                                  Execution Copy

================================================================================

                           AMF BOWLING WORLDWIDE, INC.

                                  $150,000,000

                    13.00% SENIOR SUBORDINATED NOTES DUE 2008

                                ----------------

                                    INDENTURE

                            Dated as of March 8, 2002

                    ----------------------------------------

                            WILMINGTON TRUST COMPANY,
                                     TRUSTEE

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                                                       Indenture Section
  Act Section
310   (a)(1)..............................................................................                         7.10
      (a)(2)..............................................................................                         7.10
      (a)(3)..............................................................................                         N.A.
      (a)(4)..............................................................................                         N.A.
      (a)(5)..............................................................................                         7.10
      (b).................................................................................                         7.10
      (c).................................................................................                         N.A.
311   (a).................................................................................                         7.11
      (b).................................................................................                         7.11
      (c).................................................................................                         N.A.
312   (a).................................................................................                         2.05
      (b).................................................................................                        14.03
      (c).................................................................................                        14.03
313   (a).................................................................................                         7.06
      (b)(1)..............................................................................                         N.A.
      (b)(2)..............................................................................                   7.06; 7.07
      (c).................................................................................                  7.06; 14.02
      (d).................................................................................                         7.06
314   (a).................................................................................                         4.03
      (b).................................................................................                         N.A.
      (c)(1)..............................................................................                        14.04
      (c)(2)..............................................................................                        14.04
      (c)(3)..............................................................................                         N.A.
      (d).................................................................................                         N.A.
      (e).................................................................................                        14.05
      (f).................................................................................                         N.A.
315   (a).................................................................................                         7.01
      (b).................................................................................                  7.05; 14.02
      (c).................................................................................                         7.01
      (d).................................................................................                         7.01
      (e).................................................................................                         6.11
316   (a)(last sentence)..................................................................                         2.09
      (a)(1)(A)...........................................................................                         6.05
      (a)(1)(B)...........................................................................                         6.04
      (a)(2)..............................................................................                         N.A.
      (b).................................................................................                         6.07
      (c).................................................................................                         9.04
317   (a)(1)..............................................................................                         6.08
      (a)(2)..............................................................................                         6.09
      (b).................................................................................                         2.04
318   (a).................................................................................                        14.01
      (b).................................................................................                         N.A.
      (c).................................................................................                        14.01
N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                                                                                                              Page
         SECTION 1.01.        DEFINITIONS........................................................................1

         SECTION 1.02.        OTHER DEFINITIONS.................................................................20

         SECTION 1.03.        INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.................................20

         SECTION 1.04.        RULES OF CONSTRUCTION.............................................................21

                                   ARTICLE 2.
                                   THE NOTES

         SECTION 2.01.        FORM AND DATING...................................................................21

         SECTION 2.02.        EXECUTION AND AUTHENTICATION......................................................23

         SECTION 2.03.        REGISTRAR AND PAYING AGENT........................................................24

         SECTION 2.04.        PAYING AGENT TO HOLD MONEY IN TRUST...............................................24

         SECTION 2.05.        HOLDER LISTS......................................................................24

         SECTION 2.06.        TRANSFER AND EXCHANGE.............................................................25

         SECTION 2.07.        REPLACEMENT NOTES.................................................................27

         SECTION 2.08.        OUTSTANDING NOTES.................................................................27

         SECTION 2.09.        TREASURY NOTES....................................................................27

         SECTION 2.10.        TEMPORARY NOTES...................................................................28

         SECTION 2.11.        CANCELLATION......................................................................28

         SECTION 2.12.        DEFAULTED INTEREST................................................................28

         SECTION 2.13.        CUSIP NUMBERS.....................................................................28

                                TABLE OF CONTENTS
                                   (continued)

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

                                                                                                              Page
         SECTION 3.01.        NOTICES TO TRUSTEE................................................................29

         SECTION 3.02.        SELECTION OF NOTES TO BE REDEEMED.................................................29

         SECTION 3.03.        NOTICE OF REDEMPTION..............................................................29

         SECTION 3.04.        EFFECT OF NOTICE OF REDEMPTION....................................................30

         SECTION 3.05.        DEPOSIT OF REDEMPTION PRICE.......................................................30

         SECTION 3.06.        NOTES REDEEMED IN PART............................................................31

         SECTION 3.07.        OPTIONAL REDEMPTION...............................................................31

         SECTION 3.08.        MANDATORY REDEMPTION..............................................................32

         SECTION 3.09.        OFFER TO PURCHASE NOTES...........................................................32

                                   ARTICLE 4.
                                    COVENANTS

         SECTION 4.01.        PAYMENT OF NOTES..................................................................34

         SECTION 4.02.        MAINTENANCE OF OFFICE OR AGENCY...................................................34

         SECTION 4.03.        REPORTS...........................................................................34

         SECTION 4.04.        COMPLIANCE CERTIFICATE............................................................35

         SECTION 4.05.        TAXES.............................................................................35

         SECTION 4.06.        STAY, EXTENSION AND USURY LAWS....................................................36

         SECTION 4.07.        RESTRICTED PAYMENTS...............................................................36

         SECTION 4.08.        DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES....................38

         SECTION 4.09.        INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK........................39

         SECTION 4.10.        ASSET SALES.......................................................................41

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page
         SECTION 4.11.        TRANSACTIONS WITH AFFILIATES......................................................42

         SECTION 4.12.        LIENS.............................................................................43

         SECTION 4.13.        LINE OF BUSINESS..................................................................43

         SECTION 4.14.        CORPORATE EXISTENCE...............................................................44

         SECTION 4.15.        OFFER TO PURCHASE UPON A CHANGE OF CONTROL TRIGGERING EVENT.......................44

         SECTION 4.16.        ANTI-LAYERING.....................................................................45

         SECTION 4.17.        SALE AND LEASEBACK TRANSACTIONS...................................................45

         SECTION 4.18.        LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED
                               SUBSIDIARIES.....................................................................45

         SECTION 4.19.        PAYMENTS FOR CONSENT..............................................................46

         SECTION 4.20.        ADDITIONAL GUARANTIES.............................................................46

         SECTION 4.21.        RATING BY RATING AGENCIES.........................................................46

                                   ARTICLE 5.
                                   SUCCESSORS

         SECTION 5.01.        MERGER, CONSOLIDATION, OR SALE OF ASSETS..........................................46

         SECTION 5.02.        SUCCESSOR CORPORATION SUBSTITUTED.................................................47

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

         SECTION 6.01.        EVENTS OF DEFAULT.................................................................48

         SECTION 6.02.        ACCELERATION......................................................................49

         SECTION 6.03.        OTHER REMEDIES....................................................................49

         SECTION 6.04.        WAIVER OF PAST DEFAULTS...........................................................50

         SECTION 6.05.        CONTROL BY MAJORITY...............................................................50

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page

         SECTION 6.06.        LIMITATION ON SUITS...............................................................50

         SECTION 6.07.        RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.....................................51

         SECTION 6.08.        COLLECTION SUIT BY TRUSTEE........................................................51

         SECTION 6.09.        TRUSTEE MAY FILE PROOFS OF CLAIM..................................................51

         SECTION 6.10.        PRIORITIES........................................................................52

         SECTION 6.11.        UNDERTAKING FOR COSTS.............................................................52

                                   ARTICLE 7.
                                    TRUSTEE

         SECTION 7.01.        DUTIES OF TRUSTEE.................................................................52

         SECTION 7.02.        RIGHTS OF TRUSTEE.................................................................53

         SECTION 7.03.        INDIVIDUAL RIGHTS OF TRUSTEE......................................................54

         SECTION 7.04.        TRUSTEE'S DISCLAIMER..............................................................54

         SECTION 7.05.        NOTICE OF DEFAULTS................................................................54

         SECTION 7.06.        REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES........................................55

         SECTION 7.07.        COMPENSATION AND INDEMNITY........................................................55

         SECTION 7.08.        REPLACEMENT OF TRUSTEE............................................................56

         SECTION 7.09.        SUCCESSOR TRUSTEE BY MERGER, ETC..................................................57

         SECTION 7.10.        ELIGIBILITY; DISQUALIFICATION.....................................................57

         SECTION 7.11.        PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER..................................57

                                TABLE OF CONTENTS
                                   (continued)

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                                                                                                              Page
         SECTION 8.01.        OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE..........................57

         SECTION 8.02.        LEGAL DEFEASANCE AND DISCHARGE....................................................57

         SECTION 8.03.        COVENANT DEFEASANCE...............................................................58

         SECTION 8.04.        CONDITIONS TO LEGAL OR COVENANT DEFEASANCE........................................58

         SECTION 8.05.        DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST;
                               OTHER MISCELLANEOUS PROVISIONS...................................................60

         SECTION 8.06.        REPAYMENT TO ISSUER...............................................................60

         SECTION 8.07.        REINSTATEMENT.....................................................................60

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

         SECTION 9.01.        WITHOUT CONSENT OF HOLDERS OF NOTES...............................................61

         SECTION 9.02.        WITH CONSENT OF HOLDERS OF NOTES..................................................61

         SECTION 9.03.        COMPLIANCE WITH TRUST INDENTURE ACT...............................................62

         SECTION 9.04.        REVOCATION AND EFFECT OF CONSENTS.................................................63

         SECTION 9.05.        NOTATION ON OR EXCHANGE OF NOTES..................................................63

         SECTION 9.06.        TRUSTEE TO SIGN AMENDMENTS, ETC...................................................63

                                TABLE OF CONTENTS
                                   (continued)

                                   ARTICLE 10.
                             DISCHARGE OF INDENTURE

                                                                                                              Page
         SECTION 10.01.       TERMINATION OF ISSUER'S OBLIGATIONS...............................................64

         SECTION 10.02.       APPLICATION OF TRUST MONEY........................................................65

         SECTION 10.03.       REPAYMENT TO ISSUER...............................................................65

         SECTION 10.04.       REINSTATEMENT.....................................................................65

                                   ARTICLE 11.
                                  SUBORDINATION

         SECTION 11.01.       AGREEMENT TO SUBORDINATE..........................................................66

         SECTION 11.02.       LIQUIDATION; DISSOLUTION; BANKRUPTCY..............................................66

         SECTION 11.03.       DEFAULT ON DESIGNATED SENIOR DEBT.................................................66

         SECTION 11.04.       ACCELERATION OF NOTES.............................................................67

         SECTION 11.05.       WHEN DISTRIBUTION MUST BE PAID OVER...............................................67

         SECTION 11.06.       NOTICE BY THE ISSUER..............................................................68

         SECTION 11.07.       SUBROGATION.......................................................................68

         SECTION 11.08.       RELATIVE RIGHTS...................................................................68

         SECTION 11.09.       SUBORDINATION MAY NOT BE IMPAIRED BY THE ISSUER...................................69

         SECTION 11.10.       DISTRIBUTION OR NOTICE TO REPRESENTATIVE..........................................69

         SECTION 11.11.       RIGHTS OF TRUSTEE AND PAYING AGENT................................................70

         SECTION 11.12.       AUTHORIZATION TO EFFECT SUBORDINATION.............................................70

         SECTION 11.13.       AMENDMENTS........................................................................71

                                TABLE OF CONTENTS
                                   (continued)

                                   ARTICLE 12.
                                GUARANTY OF NOTES

                                                                                                              Page
         SECTION 12.01.       NOTE GUARANTY.....................................................................71

         SECTION 12.02.       EXECUTION AND DELIVERY OF NOTE GUARANTY...........................................72

         SECTION 12.03.       SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.....................72

         SECTION 12.04.       RELEASES FOLLOWING SALE OF ASSETS, MERGER, SALE OF CAPITAL STOCK,
                               ETC..............................................................................73

         SECTION 12.05.       ADDITIONAL SUBSIDIARY GUARANTORS..................................................73

         SECTION 12.06.       LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY......................................74

         SECTION 12.07.       "TRUSTEE" TO INCLUDE PAYING AGENT.................................................74

                                   ARTICLE 13.
                         SUBORDINATION OF NOTE GUARANTY

         SECTION 13.01.       AGREEMENT TO SUBORDINATE..........................................................74

         SECTION 13.02.       LIQUIDATION; DISSOLUTION; BANKRUPTCY..............................................74

         SECTION 13.03.       DEFAULT ON DESIGNATED SENIOR DEBT.................................................75

         SECTION 13.04.       ACCELERATION OF NOTES.............................................................75

         SECTION 13.05.       WHEN DISTRIBUTION MUST BE PAID OVER...............................................76

         SECTION 13.06.       NOTICE BY SUBSIDIARY GUARANTOR....................................................76

         SECTION 13.07.       SUBROGATION.......................................................................76

         SECTION 13.08.       RELATIVE RIGHTS...................................................................77

         SECTION 13.09.       SUBORDINATION MAY NOT BE IMPAIRED BY SUBSIDIARY GUARANTOR.........................77

         SECTION 13.10.       DISTRIBUTION OR NOTICE TO REPRESENTATIVE..........................................78

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page
         SECTION 13.11.       RIGHTS OF TRUSTEE AND PAYING AGENT................................................78

         SECTION 13.12.       AUTHORIZATION TO EFFECT SUBORDINATION.............................................79

         SECTION 13.13.       AMENDMENTS........................................................................79

                                   ARTICLE 14.
                                  MISCELLANEOUS

         SECTION 14.01.       TRUST INDENTURE ACT CONTROLS......................................................79

         SECTION 14.02.       NOTICES...........................................................................79

         SECTION 14.03.       COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.....................81

         SECTION 14.04.       CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT................................81

         SECTION 14.05.       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.....................................81

         SECTION 14.06.       RULES BY TRUSTEE AND AGENTS.......................................................82

         SECTION 14.07.       NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                               STOCKHOLDERS.....................................................................82

         SECTION 14.08.       GOVERNING LAW.....................................................................82

         SECTION 14.09.       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.....................................82

         SECTION 14.10.       SUCCESSORS........................................................................82

         SECTION 14.11.       SEVERABILITY......................................................................82

         SECTION 14.12.       COUNTERPART ORIGINALS.............................................................83

         SECTION 14.13.       TABLE OF CONTENTS, HEADINGS, ETC..................................................83

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page
                                    SCHEDULES

Schedule A                   INITIAL SUBSIDIARY GUARANTORS

                                    EXHIBITS

Exhibit A                    FORM OF NOTE

Exhibit B                    FORM OF SUBSIDIARY GUARANTY

Exhibit C                    FORM OF SUPPLEMENTAL INDENTURE

         INDENTURE dated as of March 8, 2002 among AMF Bowling Worldwide, Inc., a Delaware corporation (the "Issuer"), the direct and indirect subsidiaries of the Issuer set forth on Schedule A hereto, as guarantors (the "Initial
                        ----------
Subsidiary Guarantors"), and Wilmington Trust Company, a Delaware banking corporation (hereinafter, the "Trustee").

                                    RECITALS

         WHEREAS, the Issuer has previously entered into a Fourth Amended and Restated Credit Agreement dated as of June 14, 1999 (as amended, the "Pre-Petition Senior Credit Agreement") with a group of banks and other financial institutions, in connection with which Citibank, N.A. acted as administrative agent, Citicorp USA, Inc. acted as collateral agent, Goldman Sachs Credit Partners L.P. and Citicorp Securities, Inc. acted as Arrangers and Goldman Sachs Credit Partners L.P. acted as Syndication Agent, such Agreement providing for the making of loans to, and the issuance of letters of credit for the account of, the Issuer;

         WHEREAS, on July 2, 2001, AMF Group Holdings, Inc., the Issuer and certain of the Issuer's subsidiaries (collectively, the "Debtors") filed with the Court (such term and other capitalized terms used in these recitals without definition having the meanings ascribed to them in Article I of this Indenture) voluntary petitions for relief under the Bankruptcy Code, such proceedings being jointly administered under Case No. 01-6119 (DHA);

         WHEREAS, the Court has confirmed the Debtors' Second Amended Second Modified Plan of Reorganization, dated January 31, 2002, which provides, inter alia, for the holders of the claims arising in connection with the Pre-Petition Senior Credit Agreement to receive, in partial satisfaction of their claims thereunder, Notes of the Issuer with an aggregate stated principal amount of $150,000,000, all as set forth in the Plan of Reorganization and Disclosure Statement related thereto; and

         WHEREAS, the Plan of Reorganization contemplates that such Notes will be issued pursuant to and governed by an indenture and related documentation;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Issuer, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other, and for the equal and ratable benefit of the Holders of the 13.00% Senior Subordinated Notes due 2008 to be issued hereunder pursuant to the Plan of Reorganization (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.              DEFINITIONS.

         "Accrued Bankruptcy Interest" means, with respect to any Indebtedness or Hedging Obligations under or secured by the New Credit Facility, all interest accruing thereon after the filing of a petition by or against the Issuer under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness or Hedging Obligations, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (excluding any sale and leaseback transaction, the granting of a Permitted Lien, and the transfer of cash and Cash Equivalents) other than sales in the ordinary course of business, sales, transfers or other dispositions in the ordinary course of business of worn out, obsolete or surplus equipment, licensing of intellectual property in the ordinary course of business and leasing of premises and related assets in the ordinary course of business, but including, however, a Receivables Transaction (provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Article 5 hereof and not by Section 4.10), and (ii) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions for Net Proceeds in excess of $25.0 million. Notwithstanding anything otherwise to the contrary, none of the following shall be deemed to be an Asset Sale: (i) a transfer of assets by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary,
(ii) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary; (iii) Hedging Obligations; (iv) a Restricted Payment that is permitted by Section 4.07; (v) any sale of an Equity Interest in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (vi) foreclosures on assets; (vii) sales, assignments, transfers or other dispositions of accounts in the ordinary course of business for purposes of collection; (viii) any transaction referred to in the last paragraph of Section
4.10 hereof; and (ix) any transaction pursuant to the Reorganization.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Code" means Title 11, U.S. Code.

         "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors, as amended from time to time.

         "Beneficial Owner" means "beneficial owner" as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act; provided, however, that a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement, or similar agreement until the consummation of the transactions contemplated by such agreement.

         "Board of Directors" means the Board of Directors of the Issuer or any Subsidiary Guarantor or any authorized committee of the Board of Directors.

         "Business Day" means any day except a Saturday, Sunday or other day in the City of New York, or in the city of the principal corporate trust office of the Trustee, on which banks are authorized to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), or, with respect to any Foreign Subsidiary, an equivalent obligation of the government of the country in which such Foreign Subsidiary transacts business,
(iii) time deposits and certificates of deposit, including eurodollar time deposits, and, with respect to any Foreign Subsidiary, time deposits in the currency of any country in which such Foreign Subsidiary transacts business, of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent), in each case with a maturity date not more than one year from the date of acquisition, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank meeting the qualifications specified in clause (iii) above and organized in the United States, (v) direct obligations issued by any state of the United States of America or any political subdivision of any state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating service reasonably acceptable to the Trustee), (vi) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent), and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services reasonably acceptable to the Trustee) and in each case maturing within one year after the date of acquisition, (vii) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent),
(viii) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $50,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $50,000,000 (or its foreign currency equivalent), and (ix) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses
(i) through (viii).

         "Change of Control" means an event whereby (i) any Person or Group (as such term is defined in Rule 13d-5 of the Exchange Act) of related Persons (other than a Wholly Owned Restricted Subsidiary or a member of the Initial Control Group or, in each case, an Affiliate thereof) acquires all or substantially all of the Issuer's assets; or (ii) any Person or Group (other than a Wholly Owned Restricted Subsidiary or a member of the Initial Control Group or, in each case, an Affiliate thereof) acquires, by way of merger, consolidation, other business combination or otherwise, in excess of 50% of the total voting power entitled to vote in the election of directors, managers, or trustees of the Issuer or such other Person surviving the transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election for nomination was previously so approved or any new directors who were nominated to serve on behalf of the Initial Control Group) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office.

         "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

         "Commission" or "SEC" means the Securities and Exchange Commission and any successor agency thereof.

         "Consolidated Interest Coverage Ratio" means, at any date, the ratio of
(i) the aggregate amount of EBITDA of the Issuer and its Restricted Subsidiaries for the four full fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date to (ii) the aggregate amount of Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for such period; provided, that if the Transaction Date occurs at a time when financial information in respect of the Issuer and its Restricted Subsidiaries is not available for four full fiscal quarters beginning after the consummation of the Reorganization, then Consolidated Interest Expense shall be determined by annualizing, in accordance with accepted financial practices, the Consolidated Interest Expense for such fiscal quarters for which such financial information is available. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence (excluding any borrowing or reborrowing under the New Credit Facility to the extent the proceeds of such borrowing or reborrowing are not for capital expenditures) of any Indebtedness during the Reference Period, (ii) the repayment of any Indebtedness during the Reference Period with the proceeds of any Indebtedness referred to in the immediately preceding clause (i) or the proceeds from the sale or other disposition of assets referred to in clause (iv) below, (iii) the acquisition during the Reference Period of any other Person which, as a result of such acquisition, becomes a Restricted Subsidiary or a Restricted Subsidiary of a Restricted Subsidiary or the acquisition of assets during the Reference Period from any Person which constitutes all or substantially all of an operating unit or business of such Person and (iv) any sale or other disposition of assets or properties outside the ordinary course of business occurring during the Reference Period, as if such incurrence, repayment, acquisition, sale or disposition occurred on the first day of the Reference Period; provided that to the extent that this sentence requires that pro forma effect be given to an acquisition of, or an acquisition of all or substantially all of an operating unit or business from, any Person, such pro forma calculation shall be based upon the four full fiscal quarters of such Person or operating unit or business for which financial information is available immediately preceding such acquisition.

         "Consolidated Interest Expense" means, for any period, the sum of (i) interest in respect of Indebtedness of the Issuer and its Restricted Subsidiaries (including, without limitation, original issue discount on any such Indebtedness, the interest portion of any deferred payment obligation in accordance with the effective interest method of accounting, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and the net cost associated with Hedging Obligations of the Issuer and its Restricted Subsidiaries relating to interest rate hedging or exposure, in each case to the extent attributable to such period) determined on a consolidated basis in accordance with GAAP (except as set forth herein) and (ii) dividend or other required periodic payments for such period in respect of Disqualified Stock held by Persons other than the Issuer or a Wholly Owned Restricted Subsidiary. Interest in respect of a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the chief financial officer or the chief accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board). Except for purposes of the definition of "EBITDA," in calculating "Consolidated Interest Expense" (A) unless clause (B) of this definition applies, interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have been accrued during the Reference Period at a rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (B) if interest on any Indebtedness incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate based upon the eurocurrency interbank offered rate first in effect during such period shall be deemed to have been in effect at all times during the Reference Period and (C) notwithstanding clause (A) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by an agreement relating to interest rate hedging or exposure, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement. Notwithstanding any of the foregoing, "Consolidated Interest Expense" shall not include (i) any amortization of any issuance costs of any Indebtedness and (ii) any amounts in respect of Reorganization Expenses or any amortization thereof.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (excluding, however, the effect of the Reorganization and of any other extraordinary transaction in connection with the issuance of the Notes, and the consummation of the recapitalization of the Issuer in connection therewith); provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions with respect to current or prior years' Net Income (if not previously distributed or dividended) paid in cash to the referent Person or a Restricted Subsidiary thereof; (ii) the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the cumulative effect of a change in accounting principles shall be excluded; and (iv) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Issuer or one of its Subsidiaries except as set forth in (i).

         "Consolidated Net Worth" means, (A) with respect to any partnership, the common and preferred partnership equity of such partnership and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP, and (B) with respect to any other Person as of any date, the sum of
(i) the consolidated equity of the common equity holders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), plus (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

         "Court" shall mean the U.S. Bankruptcy Court for the Eastern District of Virginia, Richmond Division, in which the Debtors' Chapter 11 Cases were jointly administered.

         "Credit Agent" means Bankers Trust Company in its capacity as Administrative Agent for the lenders party to the New Credit Facility, or any successor thereto or any Person otherwise appointed.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnote 1.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part as Global Notes, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Designated Senior Debt" means (i) any Indebtedness outstanding under the New Credit Facility and (ii) any other Senior Debt the outstanding principal amount of which is $25 million or more and that has been designated by the Issuer as Designated Senior Debt.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

         "EBITDA" means, for any period, the sum of Consolidated Net Income for such period, plus, to the extent otherwise reflected in the calculation of Consolidated Net Income, without duplication, (i) Consolidated Interest Expense for such period, (ii) provision for taxes, (iii) depreciation and amortization expense for such period, (iv) non-cash foreign exchange losses for such period,
(v) extraordinary or non-recurring losses for such period and (vi) to the extent not already included in (i) through (v) above, Reorganization Expenses and any amortization thereof, minus the sum of (vii) all extraordinary gains and non-recurring gains realized by the Issuer and its Restricted Subsidiaries for such period and (viii) non-cash foreign exchange gains and other non-operating income, if any, included in determining such Consolidated Net Income for such period, all as determined on a consolidated basis in accordance with GAAP (except for items referred to in clauses (v) and (vi) above).

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means up to $10 million in aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness under the New Credit Facility and Indebtedness incurred pursuant to the Plan), in existence on the date of this Indenture, until all such amounts are repaid.

         "Foreign Subsidiary" means any Subsidiary of the Issuer either (a) which is organized outside of the United States of America, (b) whose principal activities are conducted outside of the United States of America or (c) whose only material assets are Equity Interests in Subsidiaries which are Foreign Subsidiaries.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Note" means a Note that contains the paragraph referred to in footnote 1 to the form of Note attached hereto as Exhibit A.

         "Guarantor Senior Debt" means Senior Debt of a Subsidiary Guarantor.

         "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements and (ii) other agreements or arrangements designed to protect such Person against or expose such Person to fluctuations in interest rates and/or currency exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person and, to the extent not otherwise included, the Guaranty by such Person of any Indebtedness of any other Person, provided, however that Indebtedness shall not include any obligations incurred by the Issuer and its Subsidiaries of obligations under repurchase arrangements in connection with the financing by lenders and leasing companies of bowling equipment sales. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, to the extent such Indebtedness does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding anything in this Indenture to the contrary, Hedging Obligations shall not constitute Indebtedness, except to the extent they appear on the balance sheet of the Issuer.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Control Group" means any Person or Group, which immediately after the consummation of the Reorganization beneficially owns at least 10% of the outstanding common stock of the Issuer or any Affiliate of any such Person or Group.

         "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Issuer or to the creditors of the Issuer, as such, or to the assets of the Issuer, or (ii) any liquidation, dissolution, reorganization or winding up of the Issuer, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guaranties of Indebtedness or other obligations but excluding Guaranties issued in compliance with this Indenture), advances or capital contributions (excluding advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided, however that Investments shall not include any obligations incurred by the Issuer and its Subsidiaries of obligations under repurchase arrangements in connection with the financing by lenders and leasing companies of bowling equipment sales. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer or another Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. A provision in an agreement relating to the purchase or sale of any of the Issuer's or its Restricted Subsidiaries' assets containing an "earn out" or providing for an adjustment to the purchase or sale price based on a financial statement relating to the assets purchased or sold shall not be deemed to be an "Investment."

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Letter of Credit Obligations" means all Obligations in respect of Indebtedness of the Issuer or any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the New Credit Facility, which Indebtedness shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and (b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (or loss in the case of (a)), together with any related provision for taxes on such gain (or loss in the case of (a)), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions and losses) or (b) the disposition of any securities other than Cash Equivalents by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss), excluding charges related to hyper-inflationary accounting pursuant to FASB 52 and interpretations by the Commission thereof.

         "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, consent fees to facilitate such Asset Sale and sales commissions), any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and the amount of any payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by a Lien on the asset in question and that is required to be repaid under the terms thereof as a result of such Asset Sale; provided, however, that Net Proceeds shall not include any cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of the Issuer) resulting in a material tax liability to the Issuer.

         "New Credit Facility" means that certain Senior Secured Credit Facility, dated as of February 28, 2002, by and among the Issuer, the Credit Agent, as Administrative Agent, and the other banks and financial institutions party thereto, including any related notes, guaranties, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, supplemented, extended, renewed, refunded, restructured, replaced or refinanced (in whole or in part) from time to time, whether by the same or any other agent, lender or group of lenders, including any amendments, amendments and restatements, modifications, supplements, extensions, renewals, refundings, restructurings, replacements or refinancings (in whole or in part) from time to time providing for any increases in amounts outstanding thereunder, and after the Credit Agent has acknowledged in writing that the New Credit Facility has been terminated and all then-outstanding Indebtedness thereunder with respect thereto has been repaid in full in cash and discharged, any successors to or replacements (at any time or from time to time) of such New Credit Facility (as designated by the Board of Directors as evidenced by a resolution), as such successors or replacements may be amended, amended and restated, modified, supplemented, extended, renewed, refunded, restructured, replaced or refinanced from time to time, including any such successors or replacements providing for any increases in amounts outstanding thereunder.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default of which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes issued as Global Notes, or any successor entity thereto.

         "Note Guaranty" means a Guaranty of the Notes substantially in the form of Exhibit B hereto that is executed by a Restricted Subsidiary pursuant to
Section 4.20 hereof.

         "Obligations" means any principal, interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Executive Vice President, Senior Vice President or Vice President of such Person.

         "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer who may be the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Issuer, that meets the requirements of Section 14.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
14.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

         "Pari Passu Debt" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries which, by its terms is pari passu in right of payment with the Notes.

         "Participant" means, with respect to the Depository, a Person who has an account with the Depository.

         "payment in full" (together with any correlative phrases e.g. "paid in full" and "pay in full") means (i) with respect to any Senior Debt other than Senior Debt under or in respect of the New Credit Facility, payment in full thereof or due provision for payment thereof (x) in accordance with the terms of the agreement or instrument pursuant to which such Senior Debt was issued or is governed or (y) otherwise to the reasonable satisfaction of the holders of such Senior Debt, which shall include, in any Insolvency or Liquidation Proceeding, approval by such holders, individually or as a class, of the provision for payment thereof, and (ii) with respect to Senior Debt under or in respect of the New Credit Facility, payment in full thereof in cash or Cash Equivalents.

         "Permitted Business" means (i) the operation, management, franchising and ownership or renting of bowling centers and other businesses related or incidental thereto, (ii) the manufacture and distribution of all types of bowling, and bowling center related, products and equipment, billiards products and equipment and ownership and operation of golf centers and other businesses related or incidental thereto, and activities related thereto, (iii) ownership of companies engaged in such businesses and (iv) other businesses engaged in by the Issuer or its Restricted Subsidiaries on the date of this Indenture or similar lines of businesses to those engaged in by the Issuer or its Restricted Subsidiaries on the date of this Indenture, including, but not limited to, the manufacture and distribution of plastics and related products.

         "Permitted Investments" means (a) any Investment in the Issuer or in a Wholly Owned Restricted Subsidiary of the Issuer; (b) any Investment in Cash Equivalents; (c) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Issuer or such Restricted Subsidiary is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.10 hereof; (e) any Investment to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or a Subsidiary Guarantor; (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed the sum of (A) $25.0 million, and (B) the aggregate net cash proceeds (or non-cash proceeds when converted into cash) received by the Issuer and its Restricted Subsidiaries from the sale or disposition of investments existing as of the date of this Indenture or made pursuant to this clause (f); (g) obligations or securities received in connection with any good faith settlement or Insolvency or Liquidation Proceeding; (h) Hedging Obligations entered into in the ordinary course of business in connection with the operation of the business of the Issuer and its Restricted Subsidiaries or as required by any Indebtedness issued in compliance with this Indenture; (i) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business; (j) endorsements of negotiable instruments and other similar negotiable documents; (k) transactions with Affiliates as permitted under this Indenture; (1) Investments outstanding as of the date of this Indenture; and (m) additional Investments in one or more Foreign Subsidiaries that are not Wholly Owned Restricted Subsidiaries, provided that the maximum amount of such Investments outstanding at any one time does not exceed $50.0 million, plus the cash dividends and distributions received by the Issuer and its Restricted Subsidiaries with respect to Investments pursuant to this clause (m).

         "Permitted Liens" means (i) Liens securing Indebtedness under the New Credit Facility; (ii) Liens in favor of the Issuer or any Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Subsidiary of the Issuer; provided that such Liens do not extend to any assets other than those of the Person merged into or consolidated with the Issuer; (iv) Liens on property existing at the time of acquisition thereof by the Issuer or any Subsidiary of the Issuer; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of Section 4.09 hereof covering only the assets acquired with such Indebtedness and any improvements or accessions thereto; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer, and Liens securing Attributable Debt with respect to obligations that do not exceed $25.0 million at any one time outstanding, and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business or such Attributable
Debt); (xi) Liens in favor of the Trustee; (xii) Liens on Receivables in connection with a Receivables Transaction; (xiii) Liens incurred in connection with Permitted Refinancing Indebtedness, but only if such Liens extend to no more assets than the Liens securing the Indebtedness being refinanced; (xiv) Liens securing Senior Debt; (xv) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords' liens) arising in the ordinary course of business and with respect to amounts not yet overdue for more than 60 days or amounts being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (xvi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xvii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, trade contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xviii) Liens to secure Indebtedness of any Restricted Subsidiary that is a Foreign Subsidiary, provided that such Indebtedness is used by such Restricted Subsidiary to finance operations of such Foreign Subsidiary outside the United States and Canada; (xix) easements, rights-of-way, zoning and other restrictions, covenants, conditions, encroachments and matters of title that would be disclosed by an accurate survey or inspection and other defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Issuer and its Subsidiaries; (xx) Liens arising from filing Uniform Commercial Code financing statements regarding leases (other than true leases and true consignments);
(xxi) Liens arising by or pursuant to operation of law in connection with judgments or attachments, except to the extent an Event of Default occurs under
Section 6.01(f) hereof by reason of the entry and lack of discharge of such judgment or attachment; (xxii) licenses (with respect to intellectual property and other property), leases or subleases not interfering in any material respect with the ordinary conduct of the business of the Issuer and its Subsidiaries; (xxiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xxiv) Liens which are provided for by the Plan of Reorganization.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus prepayment premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Plan of Reorganization" or "Plan" means the Debtors' Second Amended Second Modified Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated January 31, 2002 and approved by the Court on February 1, 2002, as the same may be further amended or modified from time to time, pursuant to which this Indenture is being entered into.

         "Public Equity Offering" means a public offering of Equity Interests (other than Disqualified Stock) of the Issuer, that results in the net proceeds to the Issuer of at least $25.0 million.

         "Rating Agencies" means (i) Standard & Poor's Corporation and (ii) Moody's Investor's Services or their successors.

         "Rating Decline" means the decrease of the rating of the Notes by one or more gradations by either of the Rating Agencies on, or within 60 days after, the earlier of (i) the occurrence of a Change of Control and (ii) the date of public notice of a Change of Control or of the intention of the Company to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrading by either of the Rating Agencies).

         "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (vii) all collection or deposit accounts relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.

         "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto.

         "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interests therein); provided that in each of the foregoing, the Issuer or its Restricted Subsidiaries receive at least 80% of the aggregate principal amount of any Receivables financed in such transaction.

          "Reference Period" means, with respect to the Company and its Restricted Subsidiaries, the period commencing on the first day of the four full fiscal quarters immediately preceding the Transaction Date for which financial information in respect thereof is available through and including the Transaction Date; provided, however, that if the Transaction Date occurs at a time when the financial information in respect of the Company and its Restricted Subsidiaries is not available for four full fiscal quarters beginning after the consummation of the Reorganization, then the Reference Period shall mean the period commencing on the first day of the first full fiscal quarter after the consummation of the Reorganization for which such financial information is available through and including the Transaction Date.

         "Reorganization" means the transactions consummated pursuant to the Plan.

         "Reorganization Expenses" means, without duplication, (i) all legal, financial advisory, underwriting, accounting, printing, reproduction fees and expenses that are incurred by the Issuer and its Subsidiaries and are directly attributable to the Reorganization, and other restructuring and refinancing charges reflected in the Issuer's financial statements as "Reorganization Items," that are incurred by the Issuer and its Subsidiaries, (ii) all debt issuance and other similar costs and expenses associated with the Reorganization (but only to the extent that such expenses referred to in the foregoing clauses
(i) and (ii) are reflected in the consolidated financial statements of the Issuer and its Restricted Subsidiaries after the consummation of the Reorganization and excluding with respect thereto any use or limitation of net operating loss or other tax attributes arising out of or in connection with the Reorganization), and (iii) the writeoff of all goodwill and other intangible assets, and other adjustments reflected in the Issuer's financial statements, arising from "fresh start" accounting in connection with the implementation of the Reorganization.

         "Representative" means the trustee, agent or other similar representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means all Indebtedness and other Obligations specified below payable directly or indirectly by the Issuer or any of its Restricted Subsidiaries, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed by the Issuer or any of its Restricted
Subsidiaries: (i) the principal of, interest (including Accrued Bankruptcy Interest) on and all other Obligations related to the New Credit Facility (including without limitation all loans, Letter of Credit Obligations and other extensions of credit under the New Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the New Credit Facility); (ii) amounts payable in respect of any Hedging Obligations; (iii) all

Indebtedness permitted to be incurred under this Indenture that is not expressly pari passu with or subordinated to the Notes; and (iv) all permitted renewals, extensions, refundings or refinancings thereof. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Issuer or any of its Restricted Subsidiaries to any other Restricted Subsidiary which is not a Subsidiary Guarantor, (ii) Indebtedness of the Issuer to the Restricted Subsidiaries, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness incurred in violation of this Indenture. To the extent any payment of Senior Debt (whether by or on behalf of the Issuer or any of its Restricted Subsidiaries, as proceeds or security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside, or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by or paid over to such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. All Senior Debt shall be and remain Senior Debt for all purposes of this Indenture, whether or not subordinated in a bankruptcy, receivership, insolvency or similar proceeding.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Stated Maturity" means, with respect to any installment of interest, accreted value or principal on any Indebtedness, the date on which such payment of interest or principal is due or is scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value or principal prior to the date originally scheduled for the payment or accretion thereof.

         "Subordinated Indebtedness" means Indebtedness of the Issuer that (i) is expressly subordinated in payment to the Notes at least to the same extent as provided in Article 11 hereof and (ii) has no sinking fund payment, mandatory redemption or scheduled principal payment and does not by its terms become subject to redemption at the option of the holder prior to ten days after maturity of the Notes.

         "Subsequent Reorganization Securities" means securities distributed to the Holders of the Notes in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each and every class of the Senior Debt, but if and only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults) are at least as favorable (and provide the same relative benefits) to the holders of the Senior Debt and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Debt as the terms and conditions of the Notes and this Indenture.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantors" means the Initial Subsidiary Guarantors and those Restricted Subsidiaries required to execute a Note Guaranty pursuant to
Section 4.20 and any other Subsidiary that executes a Note Guaranty, except for a Subsidiary Guarantor released from its guaranty under Section 12.04 hereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as amended and in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

         "Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio; provided, that if such transaction is related to or in connection with any acquisition of any Person, the Transaction Date shall be the earliest of (i) the date on which the Issuer or any Restricted Subsidiary enters into an agreement with such Person to effect such acquisition, (ii) the date on which the Issuer or any Restricted Subsidiary first makes a public announcement of such acquisition or any offer or proposal to effect such acquisition and (iii) the date on which the Issuer or any Restricted Subsidiary first makes a filing with the SEC, the Federal Trade Commission or the Department of Justice in connection with such acquisition; provided, however, that if subsequent to the occurrence of an event described in clause (i), (ii) or (iii) above the Issuer or any Restricted Subsidiary shall materially amend the terms of such acquisition with respect to the consideration payable by the Issuer or any Restricted Subsidiary in connection with such acquisition, the Transaction Date shall be the earliest of (A) the date on which the Issuer or any Restricted Subsidiary enters into an agreement with such Person to effect such acquisition on such amended terms, (B) the date on which the Issuer or any Restricted Subsidiary makes a public announcement of such acquisition on such amended terms or any offer or proposal to effect such acquisition on such amended terms and (C) the date on which the Issuer or any Restricted Subsidiary first makes a filing disclosing such amended terms with the SEC, the Federal Trade Commission or the Department of Justice in connection with such acquisition; and provided, further, however, that if such acquisition has not been consummated within six months after the occurrence of an event described in clause (i), (ii) or (iii) above, then the Transaction Date shall be the date of the consummation of such acquisition.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "United States Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof, with respect to the payment of which the full faith and credit of the United States of America is pledged.
                                     -18-

         "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) on the date of such designation is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Issuer; (c) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of such Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuer shall be in default of such covenant). The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person, or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.              OTHER DEFINITIONS.

                                                          Defined
Term                                                     in Section
----
"Affiliate Transaction".................................    4.11
"Asset Sale Offer"......................................    4.10
"Change of Control Offer"...............................    4.15
"DTC"...................................................    2.03
"Debtors"...............................................  Recitals
"Event of Default"......................................    6.01
"Excess Proceeds".......................................    4.10
"incur".................................................    4.09
"Initial Subsidiary Guarantors".........................  Recitals
"Issuer"................................................  Recitals
"Notes".................................................  Recitals
"Offer Amount"..........................................    3.09
"Offer Period"..........................................    3.09
"Paying Agent"..........................................    2.03
"Payment Blockage Period"...............................    11.03
"Permitted Consideration"...............................    4.10
"Permitted Debt"........................................    4.09
"Purchase Date".........................................    3.09
"Purchase Offer"........................................    3.09
"Registrar".............................................    2.03
"Restricted Payments"...................................    4.07

SECTION 1.03.              INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means each Issuer and Subsidiary Guarantor and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.              RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) All references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         (6)      provisions apply to successive events and transactions; and

         (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2.
                                    THE NOTES

SECTION 2.01.              FORM AND DATING.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, custom or usage. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Form of Note. Global Notes shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnote 1 thereto). Definitive Notes shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto). Definitive Notes shall be in denominations of $1,000 and integral multiples thereof, except as otherwise permitted pursuant to Section 2.06(d)(ix) hereof. Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, upon having received written instructions, in accordance with such instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Book-Entry Provisions. This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depository. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian for the Depository or under such Global Note, and the Depository shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note. Participants and Indirect Participants may hold beneficial interests in the Global Note in denominations of $1.00 and integral multiples thereof, provided, however that each Note or Notes issued upon any registration of transfer or exchange of any Note, or pursuant to Section 2.10 or Section 3.06 hereof, shall be issued in the denominations required by Section 2.06(d)(ix) hereof.

         (d) Certificated Securities. The Issuer may initially issue the Notes as Definitive Notes. However, the initial issuance of Definitive Notes does not preclude the issuance of Global Notes upon the deposit of such Definitive Notes with the Trustee, as custodian for the Depository. If at any time the Depository notifies the Issuer that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under this Section 2.01, the Issuer shall appoint a successor Depository. If a successor Depository is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer's election pursuant to Section 2.02 that the Notes be represented by Global Notes shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of written order signed by an Officer of the Issuer for the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in authorized denominations, in an aggregate principal amount and like terms and tenor equal to the principal amount of the Global Notes in exchange for such Global Notes.

         The Issuer may at any time and in its sole discretion determine that Notes shall no longer be represented by such Global Notes. In such event, the Issuer will execute, and the Trustee, upon receipt of an Issuer order for the authentication and delivery of definitive Notes of the same terms and tenor, will authenticate and deliver Definitive Notes, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

         If specified by the Issuer, pursuant to this Section 2.01 with respect to Global Notes, the Depository may surrender Global Notes in exchange in whole or in part for Definitive Notes of like terms and tenor on such terms as are acceptable to the Issuer and such Depository. Thereupon, the Issuer shall execute, and the Trustee, upon receipt of an Issuer order for the authentication and delivery of Definitive Notes, shall authenticate and deliver, without service charge to the Holders:

         (i) to each Person specified by such Depository a new Definitive Note of the same tenor, in authorized denominations, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

         (ii) to such Depository a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the Definitive Notes delivered to Holders pursuant to clause (i) above.

         Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Definitive Notes in exchange for a Global Note pursuant to this Section 2.01(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee in writing. The Trustee or such agent shall deliver such Note to or as directed by the Persons in whose names such Notes are so registered or to the Depository.

SECTION 2.02.              EXECUTION AND AUTHENTICATION.

         An Officer shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuer signed by an Officer thereof, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. Such order shall specify the principal amount of the Notes and the date on which the Notes are to be authenticated.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

SECTION 2.03.              REGISTRAR AND PAYING AGENT.

         The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.              PAYING AGENT TO HOLD MONEY IN TRUST.

         Not later than 10:00 a.m. Eastern Time on each due date of the principal or interest on any of the Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal or interest so becoming due. The Issuer shall require the Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.              HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuer and/or the Subsidiary Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer and the Subsidiary Guarantors shall otherwise comply with TIA ss. 312(a).

SECTION 2.06.              TRANSFER AND EXCHANGE.

         (a) When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer's order or at the Registrar's request.

         (b) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER."

         (c) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (d) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes and Global Notes upon receipt of a written order signed by an Officer of the Issuer or at the Registrar's written request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer solely pursuant to Sections 3.07, 3.09, 4.10,
4.15 and 9.05 hereto).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v) The Issuer shall not be required: to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes under Section 3.03 hereof and ending at the close of business on the day of such mailing; or to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, subject to the provisions of this Indenture and the Notes relating to record dates for the payment of interest, and neither the Trustee, nor any Agent nor the Issuer shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) Each Note or Notes issued upon any registration of transfer or exchange of any Note, or pursuant to Section 2.10 or Section 3.06 hereof, shall be issued in denominations of $1,000 or integral multiples thereof, except that not more than one (1) new Note so being issued in respect of the Note being surrendered (the "surrendered Note") may be in a denomination that is not $1,000 or an integral multiple thereof. Notes may not be surrendered for combination into a Note with a principal amount that is not $1,000 or an integral multiple thereof.

         Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so when expressly required by terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.              REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the requirements under the Indenture are met. If required by the Issuer or the Trustee, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.              OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because any Issuer or Subsidiary Guarantor or an Affiliate of any Issuer or Subsidiary Guarantor holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.              TREASURY NOTES

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes, to the satisfaction of the Trustee, the pledgee's right to deliver any such direction, waiver, or consent with respect to the Notes and that the pledgee is not the Issuer, a Subsidiary Guarantor, any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

SECTION 2.10.              TEMPORARY NOTES.

         Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by an Officer of the Issuer. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.              CANCELLATION

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedure. Certification of destruction shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.              DEFAULTED INTEREST.

         If the Issuer or any of the Subsidiary Guarantors defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.              CUSIP NUMBERS.

         The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.              NOTICES TO TRUSTEE.

         If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Issuer shall furnish to the Trustee, at least 30 (or a lesser number acceptable to the Trustee) days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.              SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange or trading system, if any, on which the Notes are listed or accepted for trading, or, if the Notes are not so listed or accepted for trading, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Issuer defaults in making such redemption payment.

         The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.              NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed (including CUSIP numbers, if any) and shall state:

         (a) the redemption date;

         (b) the redemption price for the Notes and accrued and unpaid interest, if any;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) the CUSIP number, if any, of the Notes called for redemption and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 (or a lesser number acceptable to the Trustee) days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information in such notice required by the preceding paragraph.

SECTION 3.04.              EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest to such date. A notice of redemption may not be conditional. Upon surrender to the Paying Agent of any of the Notes called for redemption, those Notes shall be paid on the redemption date at the redemption price, together with accrued and unpaid interest to such date.

SECTION 3.05.              DEPOSIT OF REDEMPTION PRICE.

         On or prior to 10:00 a.m. (New York City time) on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

         If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

         Unless the Issuer shall default in the payment of Notes (and accrued and unpaid interest) called for redemption, interest on such Notes shall cease to accrue after the redemption date.

SECTION 3.06.              NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of a written order signed by an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.              OPTIONAL REDEMPTION.

         (a) Except as set forth in Section 3.07(b), the Notes shall not be redeemable at the Issuer's option prior to March 1, 2005. Thereafter, the Notes shall be redeemable at the option of the Issuer, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Year                                                      Percentage

2005..................................................... 106.5%
2006..................................................... 103.25%
2007 and thereafter...................................... 100.00%

         (b) Notwithstanding clause (a) of this Section 3.07: (i) at any time prior to March 1, 2005, the Issuer may on any one or more occasions redeem up to 35% of the initially outstanding aggregate principal amount of Notes at a redemption price equal to 113.00% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the cash proceeds of one or more Public Equity Offerings; provided that, in each case, at least 65% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 75 days of the date of the closing of such Public Equity Offering; and (ii) upon a Change of Control Triggering Event, the Issuer may, but shall in no event be required to, at any time, within 75 days after the Change of Control Date, redeem 100% but not less than 100% of the outstanding Notes at a redemption price equal to the lower of 110.00% of the principal amount thereof and the amount at which the Issuer could redeem the Notes pursuant to Section 3.07(a) hereof, plus accrued and unpaid interest thereon, if any, to the redemption date.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.              MANDATORY REDEMPTION.

         The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes, provided that this Section 3.08 shall not be deemed to affect the obligations of the Issuer pursuant to Section
4.10 or 4.15 hereof.

SECTION 3.09.              OFFER TO PURCHASE NOTES.

         If the Issuer shall be required to commence an offer to all Holders to purchase Notes (a "Purchase Offer") pursuant to Section 4.10 hereof, an "Asset Sale Offer," or pursuant to Section 4.15 hereof, a "Change of Control Offer," the Issuer shall follow the procedures specified below.

         The Purchase Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Asset Sale Offer, or 4.15 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Purchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Purchase Offer.

         Upon the commencement of a Purchase Offer, the Issuer shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Purchase Offer. The Purchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Purchase Offer, shall state:

         (a) that the Purchase Offer is being made pursuant to this Section 3.09 and Section 4.10 or 4.15 hereof, as applicable, and the length of time the Purchase Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to any Purchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note duly completed, or transfer by book-entry transfer, to the

Issuer, a depository, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the expiration of the Offer Period;

         (f) that Holders shall be entitled to withdraw their election if the Issuer, the depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, the certificate number (in the case of a Definitive Note) and a statement that such Holder is withdrawing his election to have such Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before 10:00 a.m. (New York City time) on each Purchase Date, the Issuer shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount (or if less the principal amount of the Notes delivered prior to the expiration of the Offer Period), together with accrued and unpaid interest thereon (to the extent then required to be paid), to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes tendered pursuant to the Purchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depository, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officer's Certificate stating that such Notes were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest thereon, and the Issuer shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Purchase Offer on the Purchase Date.

                                    ARTICLE 4.
                                    COVENANTS

SECTION 4.01.              PAYMENT OF NOTES.

         The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Indenture and in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to Holders on such date pursuant to the terms of this Indenture.

         The Issuer shall pay interest on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.              MAINTENANCE OF OFFICE OR AGENCY.

         The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

SECTION 4.03.              REPORTS.

         Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuer shall furnish to the Trustee, within 15 days of the time periods specified in the Commission's rules and regulations for filing reports, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, as the case may be, if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer's certified independent accountant. In addition, whether or not required by the rules and regulations of the Commission, the Issuer shall file a copy of all such documents with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Trustee will provide, at the Issuer's expense, copies of any such documents to any Holders that request such copies. The Issuer will also comply with the other provisions of TIA
Section 314(a). Delivery of such documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer's Certificates).

SECTION 4.04.              COMPLIANCE CERTIFICATE.

         (a) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate which need not comply with Section 14.05 hereof, stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer) with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action, if any, such Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action, if any, the Issuer is taking or proposes to take with respect thereto.

         (b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05.              TAXES.

         The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.              STAY, EXTENSION AND USURY LAWS.

         The Issuer and each of the Subsidiary Guarantors covenants (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.              RESTRICTED PAYMENTS.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer (other than cash in lieu of fractional shares)) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in additional Equity Interests (other than Disqualified Stock) of the Issuer or (in the case of a dividend, other payment or distribution on account of the Equity Interest of a Restricted Subsidiary) of such Restricted Subsidiary or (b) to the Issuer or its Restricted Subsidiaries); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (other than the Notes) that is pari passu with or subordinated to the Notes or the Note Guaranties, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x), of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter in which the effective date of the Plan occurred to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Issuer shall be provided hereunder) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale since the date of this Indenture of Equity Interests of the Issuer (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Issuer that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Issuer and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) or of capital contributions to the Issuer, plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash the aggregate amount received in cash with respect thereto (less the cost of disposition, if any), including, without limitation, any cash dividends or distributions, and any cash dividends or distributions received from any Unrestricted Subsidiary.

         The foregoing provisions shall not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Pari Passu Debt, or subordinated Indebtedness or Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuer) of Equity Interests of the Issuer or any Restricted Subsidiary (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that is utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Pari Passu Debt or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer, any Restricted Subsidiary of the Issuer, or any direct or indirect parent of the Issuer or its Restricted Subsidiaries held by any member of the Issuer's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement either (a) in effect as of the date of this Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction or (b) upon the termination of such person's employment; (vi) additional payments in an aggregate amount not to exceed $25.0 million; (vii) Investments received by the Issuer or any of their Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by Section 4.10; (viii) any transaction pursuant to the Reorganization; (ix) transactions contemplated by the Plan; and
(x) any Restricted Payment authorized or required under the New Credit Facility.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by any Subsidiary Guarantor be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall be included for purposes of calculating the aggregate amount of Restricted
Payments under clause (c) of the first paragraph of this Section 4.07. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted
Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any individual or series of related non-cash Restricted Payments (other than in the Reorganization) shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing, as applicable, if such fair market value exceeds $10.0 million. In connection with each Restricted Payment, the Issuer shall deliver to the Trustee, prior to or within 60 days of the making of such Restricted Payment, an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08.              DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                           SUBSIDIARIES.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Subsidiary Guarantor to (i)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock, or (b) pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness, (b) the New Credit Facility, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are substantially no more restrictive when taken as a whole with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of this Indenture,
(c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the

Person and its Subsidiaries, so acquired, (f) by reason of customary non-assignment or net worth provisions in leases or licenses entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are substantially no more restrictive when taken as a whole than those contained in the agreements governing the Indebtedness being refinanced, (i) any instrument or agreement governing Indebtedness permitted to be incurred under this Indenture, which is secured by a Lien permitted to be incurred under this Indenture, (j) restrictions applicable to a Receivables Subsidiary arising from a Receivables Transaction, (k) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary with respect to the issuance pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or (l) customary provisions in joint venture agreements or other similar agreements.

SECTION 4.09.              INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
                           STOCK.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Issuer and the Restricted Subsidiaries shall not issue any Disqualified Stock or shares of preferred stock; provided, however, that the Issuer and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt and Indebtedness under the New Credit Facility) or issue shares of Disqualified Stock or preferred stock if:

         (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such incurrence;

         (ii) in the case of the incurrence of Subordinated Indebtedness by the Issuer, after giving effect to such incurrence (including the pro forma application of the net proceeds therefrom), the Consolidated Interest Coverage Ratio is greater than 2.0 to 1.0; provided, that so long as any Indebtedness incurred pursuant to clause (iii) of this Section 4.09 shall remain outstanding, such Consolidated Interest Coverage Ratio shall be greater than 2.5 to 1.0 after giving effect to such incurrence (including the pro forma application of the net proceeds thereof); and

         (iii) in the case of the incurrence of any Indebtedness other than Subordinated Indebtedness by the Issuer or the incurrence of any Indebtedness by a Restricted Subsidiary, after giving effect to such incurrence (including the pro forma application of the net proceeds thereof), the Consolidated Interest Coverage Ratio is greater than 2.5 to 1.0.

         The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness, which shall be permitted notwithstanding anything otherwise to the contrary in this Indenture (collectively, "Permitted Debt"):

         (i) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness under the New Credit Facility, and the issuance of letters of credit thereunder from time to time, in an aggregate principal amount outstanding at any time not to exceed $425,000,000;

         (ii) the incurrence by the Issuer and its Subsidiaries of the Existing Indebtedness;

         (iii) the incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Notes;

         (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding not to exceed 5% of the amount of the consolidated assets of the Issuer and its Subsidiaries, as shown on the consolidated balance sheet of the Issuer and its Subsidiaries included in the financial information most recently provided to the Trustee pursuant to Section 4.03 hereof;

         (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be incurred;

         (vi) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to surety bonds or letters of credit issued in the ordinary course of business, including, without limitation, surety bonds or letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

         (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that (i) if the Issuer is the obligor on such Indebtedness and the payee is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

         (viii) the incurrence by the Issuer or any of its Subsidiaries of Hedging Obligations;

         (ix) Indebtedness incurred pursuant to the terms and provisions, and in connection with the implementation, of the Plan;

         (x) the Guaranty by the Issuer or any of its Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted by this Indenture to be incurred;

         (xi) the incurrence of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer;

         (xii) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xii), not to exceed $25.0 million;

         (xiii) Acquired Debt of a Subsidiary in existence at the time of the acquisition of such Subsidiary, if such Acquired Debt was not incurred in contemplation of such acquisition and such Acquired Debt is Non-Recourse Debt (except with respect to such acquired Subsidiary and its Subsidiaries); and

         (xiv)  Asset Sales in the form of Receivables Transactions.

         For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Neither the accrual of interest, nor the accretion of accreted value, will be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.              ASSET SALES.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officer's Certificate delivered to the Trustee and a resolution of the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of (A) cash, (B) assets useful in a Permitted Business not to exceed $50.0 million in the aggregate over the life of the Notes, and/or (C) Equity Interests representing a controlling interest in a Permitted Business not to exceed $50.0 million in the aggregate over the life of the Notes (collectively, the "Permitted Consideration"); provided that the amount of (x) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than contingent liabilities (except to the extent reflected (or reserved for) on a balance sheet of the Issuer or any Restricted Subsidiary as of the date prior to the date of consummation of such transaction) and liabilities that are by their terms subordinated to the Notes or the Note Guaranties that are assumed by the transferee of any such assets) and (y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted within 90 days by the Issuer or such Restricted Subsidiary into Permitted Consideration (to the extent so received), shall be deemed to be Permitted Consideration for purposes of this provision; and provided further, that the 80% limitation referred to above shall not apply to any Asset Sale in which the Permitted

Consideration portion of the consideration received therefor is equal to or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds at its option, (a) to repay Senior Debt, (b) to secure Letter of Credit Obligations to the extent letters of credit have not been drawn upon or returned unwithdrawn, (c) to the acquisition of assets to be used in a Permitted Business and/or (d) to an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale and/or, in the case of a sale of a bowling center or bowling centers, may deem such Net Proceeds to have been applied pursuant to this clause
(d) to the extent of any expenditures made to acquire, renovate, expand or construct one or more bowling centers within 365 days preceding the date of the Asset Sale. Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce the New Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer shall be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section
3.09. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis; provided, however, that the Issuer shall not be obligated to purchase Notes in denominations other than integral multiples of $1,000. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         Notwithstanding anything to the contrary in this Section 4.10, the Issuer and its Subsidiaries may transfer assets in any Fiscal Year having a fair market value not in excess of $10,000,000 in the aggregate in connection with an exchange pursuant to Internal Revenue Code Section 1031 of such assets for like-kind assets to be used in the business of the Issuer and its Subsidiaries.

SECTION 4.11.              TRANSACTIONS WITH AFFILIATES.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is set forth in writing and is on terms that are no less favorable to the Issuer or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person and (ii) the Issuer delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of

Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and
(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed Affiliate Transactions:

         (i) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business;

         (ii) purchases (and sales) of inventory and services in the ordinary course of business on terms that are customary in the industry or consistent with past practices;

         (iii) fees, compensation or employee benefit arrangements (including any grants of securities under employee benefit or option plans) paid to, and indemnity provided on behalf of, directors, officers or employees of the Issuer or any Restricted Subsidiary of the Issuer after the date of this Indenture;

         (iv) transactions pursuant to agreements in effect on the date of original issuance of the Notes, including amendments thereto after the issue date, provided that the terms of any such amendment are not, in the aggregate, less favorable to the Issuer than the terms of such agreement prior to such amendment;

         (v) any employment agreement (including customary benefits thereunder) entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the current market practice or the past practice of the Issuer or such Restricted Subsidiary;

         (vi) transactions between or among the Issuer and/or its wholly owned subsidiaries and Restricted Subsidiaries; and

         (vii) Restricted Payments that are permitted by the provisions of
Section 4.07.

SECTION 4.12.              LIENS.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien on any asset now owned or hereafter acquired by the Issuer or that Restricted Subsidiary, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.              LINE OF BUSINESS.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.14.              CORPORATE EXISTENCE.

         Subject to Article 5 and Article 12 hereof, the Issuer and the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate existences, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and the Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if either: (i) the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes; or (ii) the Plan provided for the termination, dissolution, abandonment or disposal thereof. Notwithstanding the foregoing, the loss of licenses shall not be deemed a default under this Section 4.14 provided that such loss is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.              OFFER TO PURCHASE UPON A CHANGE OF CONTROL TRIGGERING
                           EVENT.

         (a) Upon the occurrence of a Change of Control Triggering Event (the date of the last event required for such Change of Control Triggering Event to become a Change of Control Triggering Event hereinafter referred to as the "Change of Control Date"), each Holder shall have the right to require the Issuer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof to the date of purchase. Within 30 days following the Change of Control Date, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constituted the Change of Control and offering to purchase Notes on the date specified in such notice, which notice shall comply with Section 3.09 hereof. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes as a result of the Change of Control Triggering Event.

         (b) Prior to complying with the provisions of this Section 4.15 and the applicable provisions of Section 3.09 hereof, but in any event prior to the Purchase Date, the Issuer shall either repay all outstanding Senior Debt in full or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the purchase of Notes required by this covenant. The Issuer shall not be obligated to purchase the Notes pursuant to
Section 4.15(a) until after the Issuer complies with the immediately preceding sentence but the failure to make such purchases shall constitute an Event of Default under Section 6.01(c). The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

         The Change of Control Triggering Event provisions described in this
Section 4.15 shall be applicable notwithstanding any other provisions of this Indenture, other than Section 3.09 hereof, which Section 3.09 shall govern the procedures used in connection with a Change of Control Offer.

         The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.              ANTI-LAYERING.

         The Issuer and any Restricted Subsidiary shall not incur, create, issue, assume, Guaranty or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Debt and (b) senior in any respect in right of payment to the Notes. No Subsidiary Guarantor shall incur, create, issue, assume, Guaranty or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to its Senior Debt and (b) senior in right of payment to its Note Guaranty.

SECTION 4.17.              SALE AND LEASEBACK TRANSACTIONS.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuer may enter into a sale and leaseback transaction if (i) the Issuer could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 and (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $20.0 million as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction.

SECTION 4.18. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

         The Issuer (i) shall not, and shall not permit any Restricted Subsidiary of the Issuer to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Issuer to any Person (other than the Issuer or a Restricted Subsidiary of the Issuer), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10, and (ii) shall not permit any Restricted Subsidiary of the Issuer to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuer or a Restricted Subsidiary of the Issuer; provided, however, the foregoing restrictions shall not apply to: (A) Investments in the entities described under clause (m) of the definition of Permitted Investments; or (B) transfers, conveyances, sales, leases or other dispositions (collectively "dispositions") of any Capital Stock of any Restricted Subsidiary that have a fair market value at the time of such disposition of less than $5.0 million.

SECTION 4.19.              PAYMENTS FOR CONSENT.

         Neither the Issuer nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20.              ADDITIONAL GUARANTIES.

         (i) If the Issuer or any of its Restricted Subsidiaries shall, after the date of this Indenture, transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $5.0 million to any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary, or (ii) if the Issuer or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $5.0 million, or (iii) if any Restricted Subsidiary other than a Foreign Subsidiary shall incur Acquired Debt in excess of $5.0 million, then the Issuer shall, at the time of such transfer, acquisition or incurrence, (i) cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt (if not then a Subsidiary Guarantor) to execute a Note Guaranty of the Obligations of the Issuer under the Notes in the form set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Note Guaranty is a valid, binding and enforceable obligation of such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles. Notwithstanding the foregoing, the Issuer or any of its Restricted Subsidiaries may make a Restricted Investment in any Wholly Owned Restricted Subsidiary of the Issuer without compliance with this covenant provided that such Restricted Investment is permitted by Section 4.07.

SECTION 4.21.              RATING BY RATING AGENCIES.

         The Issuer will use its reasonable best efforts to obtain a rating of the Notes from Moody's Investor's Service, Inc. or Standard & Poor's Corporation (or, if at any time neither Moody's Investor's Service, Inc. nor Standard & Poor's Corporation shall be rating such obligations, then from another nationally recognized rating agency, reasonably acceptable to the Trustee) within 90 days from the date of this Indenture.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01.              MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Issuer with or into one of its Wholly Owned Restricted Subsidiaries, the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and
(B) have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Issuer immediately prior to such transaction. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction. In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer, upon the assumption provided for in clause (ii) above, the Issuer shall be discharged from all further liability and obligation under this Indenture.

         Prior to the proposed transaction, the Issuer shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02.              SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer" shall refer instead to such successor and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Issuer's assets as provided in the last sentence of the first paragraph of Section 5.01 hereof.

                                     ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01.              EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (a) the Issuer defaults for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

         (b) the Issuer defaults in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

         (c) the Issuer fails, and such failure continues for 30 days after notice from the Trustee, to comply with the Issuer's obligations to be performed pursuant to Section 4.10, 4.15 or Article 5 hereof;

         (d) the Issuer fails for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

         (e) the Issuer defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guarantied by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guaranty now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal at final maturity or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the Stated Maturity of which has been so accelerated, aggregates $25.0 million or more;

         (f) the Issuer or any of its Significant Subsidiaries, or a group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, fails to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after entry thereof;

         (g) the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i)   commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) admits in writing its inability to pay its debts as they become due;

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

         (ii) appoints a custodian of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

         (iii) orders the liquidation of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.              ACCELERATION.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that in the event of an acceleration based upon an Event of Default set forth in
Section 6.01(e) above, such declaration of acceleration shall be automatically annulled if the holders of Indebtedness which is the subject of acceleration have rescinded their declaration of acceleration in respect of such Indebtedness. Notwithstanding the foregoing, in the case of an Event of Default as described in clause (g) or (h) of Section 6.01 hereof all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to the limitations set forth in Section 6.05 hereof, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

SECTION 6.03.              OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.              WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of or premium or interest on the Notes (provided that the Holders of at least a majority in aggregate principal amount of the Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) and (ii) a default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.              CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability and may take any other action it deems proper that is not inconsistent with any such direction received from such Holders of the Notes. In addition, prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Holders on terms reasonably satisfactory to Trustee in its sole discretion against all losses and expenses arising from taking or not taking such action.

SECTION 6.06.              LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.              RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with a Purchase Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.              COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.              TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.              PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to holders of Senior Debt to the extent required by Article 11 or Article 13 hereof;

         Third: to Holders for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

         Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.              UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7.
                                     TRUSTEE

SECTION 7.01.              DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise of such rights and powers, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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         (ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall be under a duty to examine any such certificates or opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), and (e) of this Section 7.01 and Section 7.02.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.              RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

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         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or the Subsidiary Guarantors shall be sufficient if signed by an Officer of any Issuer or any Subsidiary Guarantor, as applicable.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.03.              INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Subsidiary Guarantors or any Affiliate of the Issuer or the Subsidiary Guarantors with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign, if necessary. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.              TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.              NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes.

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SECTION 7.06.              REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with TIA ss. 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.              COMPENSATION AND INDEMNITY.

         The Issuer shall pay to the Trustee from time to time such compensation as the Trustee and the Issuer and shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuer shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees or taxes (other than taxes based on the income of the Trustee)) incurred by it arising out of or in connection with the acceptance or administration of the Indenture and the performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

         The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the payment obligations of the Issuer in this Section, the Trustee shall have a Lien prior to the claims of the Holders of the Notes on all money or property held or collected by

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the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.              REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee without prior notice and without liability to the Issuer by notifying the Trustee in writing if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, if all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.              SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.              ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11.              PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.              OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                           DEFEASANCE.

         The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.              LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their

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obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer and the Subsidiary Guarantors, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder or until the Notes have been paid in full: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuer's and the Subsidiary Guarantors' obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's and the Subsidiary Guarantors' obligations in connection therewith and
(d) this Article 8. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.              COVENANT DEFEASANCE.

         Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants set forth in Article 4 hereof except for Sections 4.01 and 4.02 and, to the extent required by law, 4.04, and, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(c) through (h) hereof shall not constitute Events of Default.

SECTION 8.04.              CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes. In order to exercise either Legal Defeasance or Covenant Defeasance:

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         (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable United States Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall occur under Section 6.01(g) or 6.01(h) hereof at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

         (f) on the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Issuer shall have delivered to the Trustee an Officer's Certificate stating that (a) the deposit will not be subject to any rights of the holders of Senior Debt and (b) the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

         (h) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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SECTION 8.05.              DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD
                           IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and United States Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.              REPAYMENT TO ISSUER.

         The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Issuer shall have either caused notice of such payment to be mailed to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York including, without limitation, The Wall Street
                                                                 ---------------
Journal. After payment to the Issuer, Holders of the Notes entitled to the money
-------
must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.07.              REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or United States Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's

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obligations under this Indenture and the Notes shall be revived and reinstated
as though no deposit had occurred pursuant to Section 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Government Obligations in accordance with
Section 8.02 or 8.03, as the case may be; provided, however, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.              WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding the provisions of Section 9.02 hereof, the Issuer and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Issuer's obligations to the Holders by a successor to the Issuer pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.              WITH CONSENT OF HOLDERS OF NOTES

         Except as provided below in this Section 9.02, Section 11.13 or Section 13.13, the Issuer and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in

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the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

         (c) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;

         (d) make any Note payable in money other than that stated in the Notes; or

         (e) make any change in the provisions of this Indenture governing waivers of past Defaults or the rights of Holders to receive payments of principal of or interest on the Notes.

SECTION 9.03.              COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

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SECTION 9.04.              REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder may revoke the consent as to its
Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes in accordance with its terms and thereafter binds every Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of such Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 9.05.              NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of written instructions signed by an Officer of the Issuer, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.              TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                             DISCHARGE OF INDENTURE

SECTION 10.01.             TERMINATION OF ISSUER'S OBLIGATIONS.

         This Indenture shall cease to be of further effect (except that the Issuer's and the Subsidiary Guarantors' obligations under Section 7.07 and 10.04 and the Issuer's, Trustee's and Paying Agent's obligations under Section 10.03 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Issuer has paid all sums payable by the Issuer hereunder. In addition, the Issuer may terminate all of its obligations under this Indenture if:

         (1) the Issuer irrevocably deposits in trust with the Trustee, or at the option of the Trustee with a trustee reasonably satisfactory to the Trustee and the Issuer under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or United States Government Obligations sufficient (as certified by an independent public accountant designated by the Issuer) to pay principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by them hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such United States Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to the payment of said principal and interest with respect to the Notes;

         (2) the Issuer and the Subsidiary Guarantors deliver to the Trustee an Officer's Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect; and

         (3) no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Issuer, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Issuer may make the deposit only if Article 11 hereof does not prohibit such payment. However, the Issuer's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08, 10.03 and 10.04, and the Trustee's and Paying Agent's
obligations in Section 10.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuer's, Trustee's and Paying Agents' obligations in Section 10.03 shall survive.

         After such irrevocable deposit made pursuant to this Section 10.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's and the Subsidiary Guarantors' obligations under this Indenture except for those surviving obligations specified above.

         In order to have money available on a payment date to pay principal or interest on the Notes, the United States Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 10.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 10.02.             APPLICATION OF TRUST MONEY.

         The Trustee or a trustee satisfactory to the Trustee and the Issuer shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 10.01. It shall apply the deposited money and the money from United States Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Notes.

SECTION 10.03.             REPAYMENT TO ISSUER.

         The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Issuer shall have either caused notice of such payment to be mailed to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York, including, without limitation, The Wall Street Journal. After payment to the Issuer, Holders of the Notes entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 10.04.             REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or United States Government Obligations in accordance with Section 10.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
10.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Government Obligations in accordance with Section 10.02; provided, however, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 11.
                                  SUBORDINATION

SECTION 11.01.             AGREEMENT TO SUBORDINATE.

         The Issuer and each Holder by accepting a Note irrevocably agree that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 11.02.             LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to the Issuer, all amounts due or to become due under or with respect to all Senior Debt (including Accrued Bankruptcy Interest and collateralization of all Letter of Credit Obligations) shall first be paid in full before any payment, repurchase of or distribution of assets is made on account of the Notes, except that the Holders may receive Subsequent Reorganization Securities. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than Subsequent Reorganization Securities), to which the Holders of the Notes or the Trustee would be entitled shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt (including Accrued Bankruptcy Interest and collateralization of all Letter of Credit Obligations) held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

SECTION 11.03.             DEFAULT ON DESIGNATED SENIOR DEBT.

         (a) In the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Senior Debt, or any Obligation owing from time to time under or in respect of Senior Debt, or if any event of default (other than a payment default) with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt shall have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by or on behalf of the Issuer on account of the Notes (other than payments in the form of Subsequent Reorganization Securities) (x) in case of any payment or nonpayment default specified in (a), unless and until such default shall have been cured or waived in writing in accordance with the instruments governing such Senior Debt or such acceleration shall have been rescinded or annulled, or (y) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Issuer and the Subsidiary Guarantors or the Trustee receive written notice of such event of default (which notice shall be binding on the Trustee and the Holders as to the occurrence of such a payment default or nonpayment event of default) from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives) and ending on the earliest of (A) 179 days after such date, (B) the date, if any, on which such Designated Senior
Debt to which such default relates is paid in full or such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt by the holders of such Designated Senior Debt and (C) the date on which the Trustee receives written notice from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default that existed or was continuing with respect to the Senior Debt to which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be, or be made the basis for, the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days; provided that an event of default for failure to comply with a financial or performance covenant for an accounting period shall be deemed a different event of default than the failure to comply with such covenant in a prior accounting period.

SECTION 11.04.             ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Issuer shall promptly notify holders of Senior Debt of the acceleration.

SECTION 11.05.             WHEN DISTRIBUTION MUST BE PAID OVER.

         If the Trustee or any Holder of a Note receives any payment or distribution on account of any Obligations with respect to the Notes or acquisition, repurchase, redemption, retirement or defeasance of any of the Notes shall be made by or on behalf of the Company (including any payments or distribution by any liquidating trustee or agent or other Person in a proceeding referred to in Section 11.02) and received by the Trustee or any Holder at a time when such payment or distribution was prohibited by the provisions of
Section 11.02 or 11.03 or such payment or distribution was required to be made to holders of Senior Debt or their Representative, then, such payment or distribution shall be received, segregated from other funds or assets and held in trust by the Trustee or such Holder, as the case may be, for the benefit of, and shall be promptly paid or delivered over to, the holders of Senior Debt or their Representative, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto held or represented by each, until the principal of all Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto have been paid in full and all outstanding Letter of Credit Obligations have been fully collateralized. Any distribution to the holders of Senior Debt or their Representative of assets may be held by such holders or such Representatives as additional collateral without any duty to any Holder to liquidate or otherwise realize on such assets or to apply such assets to any Senior Debt or other Obligations relating thereto.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of the Notes or the Issuer or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06.             NOTICE BY THE ISSUER.

         The Issuer shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article 11, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

SECTION 11.07.             SUBROGATION.

         After all Senior Debt (including Accrued Bankruptcy Interest) is paid in full and until the Notes are paid in full, Holders of the Notes shall be subrogated (equally and ratably with all other Pari Passu Debt) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of the Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of the Notes is not, as between the Issuer and Holders of the Notes, a payment by the Issuer on the Notes.

SECTION 11.08.             RELATIVE RIGHTS.

         This Article defines the relative rights of Holders of the Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (1) impair, as between the Issuer and Holders of the Notes, the obligations of the Issuer, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

         (2) affect the relative rights of Holders of the Notes and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

         (3) prevent the Trustee or any Holder of the Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Notes.

         If the Issuer fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.09.             SUBORDINATION MAY NOT BE IMPAIRED BY THE ISSUER.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt, or any of them, may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring any liabilities to any Holder of any Notes and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders of the Notes to the holders of the Senior Debt, even if any right of reimbursement or subrogation or other right or remedy of any Holder is affected, impaired or extinguished thereby, do any one or more of the following:

         (1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument that evidences or guaranties or secures the same or any agreement under which Senior Debt is outstanding;

         (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

         (3) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

         (4) fail to take or to record or to otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof, it being acknowledged that the Notes are not entitled to the benefit of any collateral or assets owned by or purported to be owned by the Issuer or any of its Subsidiaries and pledged to or purported to be pledged to the Credit Agent for the benefit of the holders of Indebtedness under the New Credit Facility, until the payment in full of such Designated Senior Debt and the termination of all commitments thereunder.

SECTION 11.10.             DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Issuer referred to in this Article 11, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11.             RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 11; and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received such written notice prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note or other Obligations under this Indenture), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Debt or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date, nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officer's Certificate to such effect. Only the Issuer or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12.             AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including without limitation the timely filing of a claim for the unpaid balance of the Notes held by such Holder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Debt, including the Credit Agent, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 11.13.             AMENDMENTS

         Any amendment to the provisions of this Article 11 shall require the consent of the holders of all of the Senior Debt (or the Representatives of such holders, as applicable) whose rights would be adversely affected by such amendment.

                                    ARTICLE 12.
                                GUARANTY OF NOTES

SECTION 12.01.             NOTE GUARANTY.

         Subject to Section 12.06 hereof, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guaranties to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Issuer hereunder and thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, on the Notes, and all other payment Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Note Guaranties, and shall entitle the Holders to accelerate the Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuer. The Subsidiary Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guaranty will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the

Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated as provided in Article 6 for the purposes of this Note Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guaranty. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guaranties.

SECTION 12.02.             EXECUTION AND DELIVERY OF NOTE GUARANTY.

         To evidence its Note Guaranty set forth in Section 12.01, each Subsidiary Guarantor hereby agrees that a notation of such Note Guaranty substantially in the form of Exhibit B shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor, by manual or facsimile signature, by an Officer of such Subsidiary Guarantor.

         Each Subsidiary Guarantor hereby agrees that its Note Guaranty set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guaranty.

         If an Officer whose signature is on this Indenture or on the Note Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a Note Guaranty is endorsed, the Note Guaranty shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guaranty set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 12.03.             SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON
                           CERTAIN TERMS.

         (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Subsidiary Guarantor and another Subsidiary Guarantor or a merger between a Subsidiary Guarantor and the Issuer.

         (b) Except as provided in Section 12.03(a) hereof or in a transaction referred to in Section 12.04 hereof, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless, subject to the provisions of the following paragraph, (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) the Issuer would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09. The requirements of clause (iii) of this paragraph will not apply in the case of a consolidation with or merger with or into any other Person if the acquisition of all of the Equity Interests in such Person would have complied with the provisions of Sections 4.07 and 4.09 hereof.

         (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit C hereto, of the Note Guaranty endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guaranties to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All of the Note Guaranties so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guaranties theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guaranties had been issued at the date of the execution hereof.

SECTION 12.04. RELEASES FOLLOWING SALE OF ASSETS, MERGER, SALE OF CAPITAL STOCK, ETC.

         In the event (a) of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor or pursuant to a foreclosure, or (b) that the Issuer designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, or such Subsidiary Guarantor ceases to be a Subsidiary of the Issuer, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor or any such designation) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Note Guaranty; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Sections 4.10 and
4.15 hereof. In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor, upon the assumption provided for in clause (i) of Section 12.03(b) hereof such Subsidiary Guarantor shall be discharged from all further liability and obligation under the Indenture. Upon delivery by the Issuer to the Trustee of an Officer's Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its Obligation under its Note Guaranty. Any Subsidiary Guarantor not released from its Obligations under its Note Guaranty shall remain liable for the full amount of principal of, premium, if any, interest, if any, on the Notes and for the other Obligations of such Subsidiary Guarantor under the Indenture as provided in this Article 12.

SECTION 12.05.             ADDITIONAL SUBSIDIARY GUARANTORS.

         Any Person that was not a Subsidiary Guarantor on the date of this Indenture may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in substantially the form of Exhibit C, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights, fraudulent transfers, public policy and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 12.06.             LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

         Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Note Guaranty and this Article 12 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 12, result in the obligations of such Subsidiary Guarantor under its Note Guaranty not constituting a fraudulent transfer or conveyance.

SECTION 12.07.             "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article 12 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 12 in place of the Trustee.

                                   ARTICLE 13.
                         SUBORDINATION OF NOTE GUARANTY

SECTION 13.01.             AGREEMENT TO SUBORDINATE.

         The Subsidiary Guarantors agree, and each Holder by accepting a Note irrevocably agrees, that all Guaranty Obligations shall be subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full of all Guarantor Senior Debt, whether outstanding on the date hereof or thereafter incurred and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 13.02.             LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution of assets of the Subsidiary Guarantors of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, all amounts due or to become due under or with respect to all Senior Debt (including Accrued Bankruptcy Interest and collateralization of all Letter of Credit Obligations) shall first be paid in full before any payment, repurchase of or distribution of assets is made on account of the Notes, except that the Holders may receive Subsequent Reorganization Securities. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than Subsequent Reorganization Securities), to which the Holders of the Notes or the Trustee would be entitled shall be paid by the Subsidiary Guarantors or by any receiver, trustee-in-bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior
Debt (including Accrued Bankruptcy Interest and collateralization of all Letter of Credit Obligations) held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

SECTION 13.03.             DEFAULT ON DESIGNATED SENIOR DEBT.

         (a) In the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Senior Debt, or any Obligation owing from time to time under or in respect of Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt shall have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by or on behalf of any Subsidiary Guarantor on account of the Notes (other than payments in the form of Subsequent Reorganization Securities) (x) in case of any payment or nonpayment default specified in (a), unless and until such default shall have been cured or waived in writing in accordance with the instruments governing such Senior Debt or such acceleration shall have been rescinded or annulled, or (y) in case of any nonpayment event of default specified in (b), during a Payment Blockage Period. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default that existed or was continuing with respect to the Senior Debt to which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be, or be made the basis for, the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days; provided that an event of default for failure to comply with a financial or performance covenant for an accounting period shall be deemed a different event of default than the failure to comply with such covenant in a prior accounting period.

SECTION 13.04.             ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Subsidiary Guarantor shall promptly notify such Representatives of Guarantor Senior Debt of the acceleration.

SECTION 13.05.             WHEN DISTRIBUTION MUST BE PAID OVER.

         If the Trustee or any Holder of a Note receives any payment or distribution on account of any Obligations with respect to the Notes or acquisition, repurchase, redemption, retirement or defeasance of any of the Notes shall be made by or on behalf of the Company (including any payments or distribution by any liquidating trustee or agent or other Person in a proceeding referred to in Section 13.02) and received by the Trustee or any Holder at a time when such payment or distribution was prohibited by the provisions of
Section 13.02 or 13.03 or such payment or distribution was required to be made to holders of Senior Debt or their Representative, then, such payment or distribution shall be received, segregated from other funds or assets and held in trust by the Trustee or such Holder, as the case may be, for the benefit of, and shall be promptly paid or delivered over to, the holders of Senior Debt or their Representative, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto held or represented by each, until the principal of all Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto have been paid in full and all outstanding Letter of Credit Obligations have been fully collateralized. Any distribution to the holders of Senior Debt or their Representative of assets may be held by such holders or such Representatives as additional collateral without any duty to any Holder to liquidate or otherwise realize on such assets or to apply such assets to any Senior Debt or other Obligations relating thereto.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of the Notes or the Issuer or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 13, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 13.06.             NOTICE BY SUBSIDIARY GUARANTOR.

         The Subsidiary Guarantors shall promptly notify the Trustee and the Paying Agent of any facts known to the Subsidiary Guarantors that would cause a payment of any Obligations with respect to the Notes to violate this Article 13, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 13.

SECTION 13.07.             SUBROGATION.

         After all Senior Debt (including Accrued Bankruptcy Interest) is paid in full and until the Notes are paid in full, Holders of the Notes shall be subrogated (equally and ratably with all Pari Passu Debt) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of the Notes have been applied to the payment of Senior Debt. A distribution made under this
Article 13 to holders of Senior Debt that otherwise would have been made to Holders of the Notes is not, as between the

Subsidiary Guarantors and Holders of the Notes, a payment by the Subsidiary Guarantors on the Notes.

SECTION 13.08.             RELATIVE RIGHTS.

         This Article defines the relative rights of Holders of the Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (1) impair, as between the Issuer and Holders of the Notes, the obligations of the Issuer, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

         (2) affect the relative rights of Holders of the Notes and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

         (3) prevent the Trustee or any Holder of the Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Notes.

         If the Issuer fails because of this Article 13 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 13.09.             SUBORDINATION MAY NOT BE IMPAIRED BY SUBSIDIARY
                           GUARANTOR.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt, or any of them, may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring any liabilities to any Holder of any Notes and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders of the Notes to the holders of the Senior Debt, even if any right of reimbursement or subrogation or other right or remedy of any Holder is affected, impaired or extinguished thereby, do any one or more of the following:

         (1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument that evidences or guaranties or secures the same or any agreement under which Senior Debt is outstanding;

         (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

         (3) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

         (4) fail to take or to record or to otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof, it being acknowledged that the Notes are not entitled to the benefit of any collateral or assets owned by or purported to be owned by the Issuer or any of its Subsidiaries and pledged to or purported to be pledged to the Credit Agent for the benefit of the holders of Indebtedness under the New Credit Facility, until the payment in full of such Designated Senior Debt and the termination of all commitments thereunder.

SECTION 13.10.             DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Issuer referred to in this Article 13, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.

SECTION 13.11.             RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article; and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received such written notice prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note or other Obligations under this Indenture), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Debt or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date, nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officer's Certificate to such effect. Only the Issuer or a Representative may give the notice. Nothing in this Article 13 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 13.12.             AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 13, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including without limitation the timely filing of a claim for the unpaid balance of the Notes held by such Holder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Debt, including the Credit Agent, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 13.13.             AMENDMENTS.

         Any amendment to the provisions of this Article 13 shall require the consent of the holders of all of the Senior Debt (or the Representatives of such holders, as applicable) whose rights would be adversely affected by such amendment.

                                   ARTICLE 14.
                                  MISCELLANEOUS

SECTION 14.01.             TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 14.02.             NOTICES.

         Any notice or communication by the Issuer, the Subsidiary Guarantors or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuer or the Subsidiary Guarantors:

                   AMF Bowling Worldwide, Inc.
                   8100 AMF Drive
                   Richmond, Virginia  23111
                   Telecopier No.:  (804) 559-6276
                   Attention:  Chief Financial Officer

         With a copy to:

                   McGuireWoods LLP
                   One James Center
                   901 East Cary Street
                   Richmond, Virginia 23219
                   Telecopier No.:  (804) 698-2028
                   Attention:  Joseph C.  Carter, III

         If to the Trustee:

                   Wilmington Trust Company
                   Rodney Square North
                   1100 N. Market Street
                   Wilmington, Delaware 19890
                   Telecopier No.: (302) 651-8882
                   Attention:  Corporate Trust Administration

          With a copy to:

                   Nixon Peabody LLP
                   937 Madison Avenue
                   New York, New York 10022
                   Telecopier No.:  (212) 940-3111
                   Attention:  Bart Piscella

         The Issuer, the Subsidiary Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 14.03.             COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                           OF NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 14.04.             CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuer or the Subsidiary Guarantors to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), such Issuer or Subsidiary Guarantor shall furnish to the Trustee upon request:

         (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 14.05.             STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 14.06.             RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 14.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, partner, incorporator or stockholder of the Issuer or any of their Restricted Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, this Indenture, the Note Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 14.08.             GOVERNING LAW.

         The law of the State of New York shall govern and be used to construe this Indenture, the Notes and the Note Guaranties without giving effect to any contrary result otherwise required by applicable conflict or choice of law rules.

SECTION 14.09.             NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10.             SUCCESSORS.

         All covenants and agreements of the Issuer and the Subsidiary Guarantors in this Indenture, the Notes and the Note Guaranties shall bind its successors and assigns. All covenants and agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 14.11.             SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and in lieu of such invalid, illegal or unenforceable provision, a new provision shall be inserted as similar in terms and commercial effect to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

SECTION 14.12.             COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 14.13.             TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.



                         [The next page is the signature page]

                                   SIGNATURES

Dated as of March 8, 2002

Issuer

AMF BOWLING WORLDWIDE, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      Senior Vice President, Chief Financial
        Officer and Treasurer

Subsidiary Guarantors



AMF BOWLING CENTERS HOLDINGS
  INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF WORLDWIDE BOWLING
  CENTERS HOLDINGS INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF BOWLING HOLDINGS INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer

AMF BOWLING PRODUCTS, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      Senior Vice President, Assistant Secretary
      and Treasurer



AMF BOWLING CENTERS, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMERICAN RECREATION CENTERS,
  INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF BEVERAGE COMPANY OF
  OREGON, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer





AMF BEVERAGE COMPANY OF W.VA.,
  INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer

BUSH RIVER CORPORATION





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




300, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      Authorized Representative





KING LOUIE LENEXA, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer





AMF BOWLING CENTERS (AUST)
  INTERNATIONAL INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF BOWLING CENTERS
  INTERNATIONAL INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      Vice President, Assistant Secretary
      and Treasurer

AMF BOWLING MEXICO HOLDING,
  INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




BOLICHES AMF, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF BOWLING CENTERS (HONG
  KONG) INTERNATIONAL INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




MICHAEL JORDAN GOLF COMPANY,
  INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer






MJG - O'HARE, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer

AMF BCO-UK ONE, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer



AMF BCO-UK TWO, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer


AMF BCO-FRANCE ONE, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer



AMF BCO-FRANCE TWO, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer



AMF BOWLING CENTERS SPAIN INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      Vice President, Assistant Secretary and Treasurer

WILMINGTON TRUST COMPANY



By:
     ------------------------------------------------
      Name:
      Title:

                                   SCHEDULE A

                              SUBSIDIARY GUARANTORS

AMF Bowling Products, Inc.
AMF Bowling Centers Holdings Inc.
AMF Bowling Holdings Inc.
AMF Worldwide Bowling Centers Holdings Inc.
American Recreation Centers, Inc.
AMF Bowling Centers, Inc.
AMF Beverage Company of Oregon, Inc.
AMF Beverage Company of W. VA., Inc.
King Louie Lenexa, Inc.
300, Inc.
Bush River Corporation
Michael Jordan Golf Company, Inc.
MJG-O'Hare, Inc.
AMF Bowling Centers (Aust) International Inc.
AMF Bowling Centers (Hong Kong) International Inc.
AMF Bowling Centers International Inc.
AMF Bowling Mexico Holding, Inc.
Boliches AMF, Inc.
AMF BCO-UK One, Inc.
AMF BCO-UK Two, Inc.
AMF BCO-France One, Inc.
AMF BCO-France Two, Inc.
AMF Bowling Centers Spain Inc.

                                    EXHIBIT A

                       (Face of Senior Subordinated Note)

This Note has not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and this Note may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act (subject to the delivery of such evidence, if any, required under the indenture pursuant to which this Note is issued) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction./1/

                    13.00% Senior Subordinated Note due 2008

No. __                                                  $____________________
                                                        CUSIP NO. 030985 AG 0

                                   AMF BOWLING
                                  WORLDWIDE, INC.

promises to pay to _________, or registered assigns, the principal sum of $____________ Dollars on September 1, 2008.

Interest Payment Dates:  March 1 and September 1.

Record Dates:  February 15 and August 15.

Dated: March 8, 2002

AMF BOWLING WORLDWIDE, INC.


By:
          ----------------------------------
          Christopher F. Caesar,
          Senior Vice President, Chief
            Financial Officer and Treasurer

--------------------
/1/ This legend should be imprinted only on Notes issued to Persons deemed to be "underwriters" and ineligible to benefit from the Bankruptcy Code Section 1145 exceptions to the Securities Act registration requirements.

This is one of the Senior
Subordinated Notes referred to in
the within-mentioned Indenture:

WILMINGTON TRUST COMPANY
as Trustee

By:
       -------------------------------------
       (Authorized Signatory)

                       (Back of Senior Subordinated Note)
                    13.00% Senior Subordinated Notes due 2008

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER./2/

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. AMF Bowling Worldwide, Inc., a Delaware corporation, or its successors (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate of 13.00% per annum. The Issuer will pay interest in United States dollars (except as otherwise provided herein) semi-annually in arrears on March 1 and September 1, commencing on September 1, 2002, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided however, that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest, at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds

--------------------
/2/ This paragraph should be included only if the Note is issued as Global
Notes.

shall be required with respect to principal of, and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of March 8, 2002 (the "Indenture") among the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of the Issuer limited to $150,000,000 in aggregate principal amount.

5. OPTIONAL REDEMPTION. (a) Except as set forth in the next paragraph, the Notes shall not be redeemable at the Issuer's option prior to March 1, 2005. Thereafter, the Notes shall be redeemable at the option of the Issuer, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Year                                                              Percentage
2005............................................................    106.5%
2006............................................................    103.25%
2007 and thereafter.............................................    100.00%

          (b) Notwithstanding the foregoing: (i) at any time prior to March 1, 2005, the Issuer may on any one or more occasions redeem up to 35% of the initially outstanding aggregate principal amount of Notes at a redemption price equal to 113.00% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the cash proceeds of one or more Public Equity Offerings; provided that, in each case, at least 65% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 75 days of the date of the closing of such Public Equity Offering; and (ii) at any time within 75 days after the occurrence of a Change of Control, the Issuer may, but shall in no event be required to, redeem 100% but not less than 100% of the outstanding Notes at a redemption price equal to the lower of 110.00% of the principal amount thereof and the amount at which the Issuer could redeem the Notes pursuant to Section 5(a) hereof, plus accrued and unpaid interest, if any, thereon to the redemption date.

6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes, provided that this paragraph 6 shall not be deemed to affect the obligations of the Issuer pursuant to Section 4.10 or 4.15 of the Indenture.

7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest, if any, ceases to accrue on the Notes or portions thereof called for redemption, unless the Issuer defaults in making such redemption payment.

8. SUBORDINATION. The Notes are subordinated to Senior Debt, which is all Indebtedness and other Obligations specified below payable directly or indirectly by the Issuer or any of its Restricted Subsidiaries, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed by the Issuer or any of its Restricted Subsidiaries: (i) the principal of, interest on and all other Obligations related to the New Credit Facility (including without limitation all loans, letters of credit and other extensions of credit under the New Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the New Credit Facility); (ii) amounts payable in respect of any Hedging Obligations; (iii) all Indebtedness not prohibited by Section 4.09 of the Indenture that is not expressly pari passu with or subordinated to the Notes, and (iv) all permitted renewals, extensions, refundings or refinancings thereof. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Issuer or any of its Restricted Subsidiaries to any other Restricted Subsidiary which is not a Subsidiary Guarantor, (ii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iii) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (iv) Indebtedness incurred in violation of the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Issuer agrees, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

9. PURCHASE AT OPTION OF HOLDER.

(a) If there shall at any time or times occur a Change of Control
Triggering Event, then the Issuer shall notify the Holders in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), not later than five Business Days after the termination of the Offer Period (the "Purchase Date"), all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof outstanding plus accrued and unpaid interest, if any, to the Purchase Date.

(b) The Issuer shall provide the Trustee with notice of the Change of Control Offer at least 60 days before any such Change of Control Payment Date and at least 10 days before the notice of any Change of Control Offer is mailed to Holders. Notice of a Change of Control Offer shall be mailed by the Issuer not less than 45 days or more than 60 days before the Change of Control

Payment Date to the Holders at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing until five days before the Change of Control Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer, pursuant to the procedures required by the Indenture.

(c) Pursuant to Section 4.15 of the Indenture, holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

10. ASSET SALES Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds at its option, (a) to repay Senior Debt, (b) to secure Letter of Credit Obligations to the extent letters of credit have not been drawn upon or returned unwithdrawn, (c) to the acquisition of assets to be used in a Permitted Business and/or (d) to an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale and/or, in the case of a sale of a bowling center or bowling centers, may deem such Net Proceeds to have been applied pursuant to this clause (d) to the extent of any expenditures made to acquire, renovate, expand or construct one or more bowling centers within 365 days preceding the date of the Asset Sale. Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce the New Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer shall be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 of the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis; provided, however, that the Issuer shall not be obligated to purchase Notes in denominations other than integral multiples of $1,000. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes or during the period between a record date and the corresponding interest payment date. Definitive Notes shall be in denominations of $1,000 and integral multiples thereof, except as otherwise permitted pursuant to Section
2.06(d)(ix) of the Indenture. Participants and Indirect Participants may hold beneficial interests in the Global Note in denominations of $1.00 and integral multiples thereof, provided, however, that each Note or Notes issued upon any registration of transfer or exchange of any Note, or pursuant to Section 2.10 or Section 3.06 of the Indenture, shall be issued in denominations of $1,000 or integral multiples thereof, except that not more than one (1) new Note so being issued in respect of the Note being surrendered (the "surrendered Note") may be in a denomination that is not $1,000 or an integral multiple thereof. Notes may not be surrendered for combination into a Note with a principal amount that is not $1,000 or an integral multiple thereof.

12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture and the Notes relating to record dates for the payment of interest.

13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). In addition, any amendment to Article 11 or Article 13 of the Indenture requires the consent of the holders of all Senior Debt (or the Representatives of such holders, as applicable) whose rights would be adversely affected by such amendment.

         Without the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes: to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption and discharge of the Issuer's and the Subsidiary Guarantors' obligations to Holders in the case of a merger or consolidation pursuant to Article 5 or Article 12 of the Indenture, as applicable; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or to allow any Subsidiary Guarantor to Guaranty the Notes.

14. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure of the Issuer for 30 days after notice to comply with Section 4.10 or 4.15 or
Article 5 of the Indenture; (iv) failure of the Issuer for 60 days after notice to comply with any of their other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such

Indebtedness or Guaranty now exists, or is created after the date of the Indenture, which default is caused by a failure to pay principal at final maturity or results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the Stated Maturity of which has been so accelerated, aggregates $25.0 million or more;
(vi) failure by the Issuer or its Significant Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after entry thereof; or (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

15. TRUSTEE DEALINGS WITH THE ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Subsidiary Guarantors or its Affiliates, and may otherwise deal with the Issuer, the Subsidiary Guarantors or its Affiliates, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, partner, incorporator or stockholder of the Issuer or any of their Restricted Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture, the Note Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         AMF Bowling Worldwide, Inc.
         8100 AMF Drive
         Richmond, Virginia  23111
         Telecopier No.:  (804) 559-6276
         Attention: Secretary



                 [Balance of page intentionally remains blank]

                                 ASSIGNMENT FORM

             To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                   (Insert assignee's Soc. Sec. or Tax I.D. No.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
               (Print or type assignee's name, address and zip code) and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

________________________________________________________________________________
Date:_________________________
Your Signature:____________________________________________
(Sign exactly as your name appears on the face of this Note)


                                                     Signature Guarantee*:


* Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Note is to be delivered other than to, and in the name of, the registered holder.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, check the following box. [ ]

         If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_____________
Date:__________________         Your Signature:________________________________
                                (Sign exactly as your name appears on the Note)

                                Tax Identification No.:________________________

                                Signature Guarantee.*

* Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Note is to be delivered other than to, and in the name of, the registered holder.

                        SCHEDULE OF EXCHANGES OF NOTES/3/

     The following exchanges of a part of this Global Note for other Notes have been made:

-----------------------------------------------------------------------------------------------------------------------
                                                                        Principal Amount of
                     Amount of decrease in      Amount of increase in   this Global Note        Signature of authorized
                     Principal Amount of        Principal Amount of     following such          signatory of Trustee or
Date of Exchange     this Global Note           this Global Note        decrease (or increase)  Note Custodian
----------------     ----------------           ----------------        ----------------------  --------------


-----------------------------------------------------------------------------------------------------------------------

--------------------
/3/ This should only be included if the Note is issued as a Global Note

                                    EXHIBIT B
                                    ---------

                               SUBSIDIARY GUARANTY

         Subject to Section 12.06 of the Indenture, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guaranties to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Issuer under the Notes or under the Indenture, that: (a) the principal of, premium, if any, and interest, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any (to the extent permitted by law), interest on any interest, if any, on the Notes and all other payment Obligations of the Issuer to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

         The obligations of the Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guaranty and the Indenture are expressly set forth in Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guaranty. The terms of
Article 12 of the Indenture are incorporated herein by reference. This Subsidiary Guaranty is subject to release as and to the extent provided in
Section 12.04 of the Indenture.

         This is a continuing Guaranty and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Issuer's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guaranty of payment and not a guarantee of collection.

         This Subsidiary Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         The Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of the Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantor hereby irrevocably agree that the obligations of the Subsidiary Guarantor under the Note Guaranty and Article 12 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 12 of the Indenture, result in the obligations of the Subsidiary Guarantor under the Note Guaranty not constituting a fraudulent transfer or conveyance.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.



Dated as of March 8, 2002




AMF BOWLING CENTERS HOLDINGS
  INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF WORLDWIDE BOWLING
  CENTERS HOLDINGS INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF BOWLING HOLDINGS INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer

AMF BOWLING PRODUCTS, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      Senior Vice President, Assistant Secretary
      and Treasurer

AMF BOWLING CENTERS, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMERICAN RECREATION CENTERS,
  INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF BEVERAGE COMPANY OF
  OREGON, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer





AMF BEVERAGE COMPANY OF W.VA.,
  INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer

BUSH RIVER CORPORATION





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




300, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      Authorized Agent





KING LOUIE LENEXA, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer





AMF BOWLING CENTERS (AUST.)
  INTERNATIONAL INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF BOWLING CENTERS
  INTERNATIONAL INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      Vice President, Assistant Secretary
      and Treasurer

AMF BOWLING MEXICO HOLDING,
  INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




BOLICHES AMF, INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




AMF BOWLING CENTERS (HONG
  KONG) INTERNATIONAL INC.





By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer




MICHAEL JORDAN GOLF COMPANY,
  INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer






MJG - O'HARE, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer

AMF BCO-UK ONE, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer



AMF BCO-UK TWO, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer


AMF BCO-FRANCE ONE, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer



AMF BCO-FRANCE TWO, INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      President, Assistant Secretary and Treasurer



AMF BOWLING CENTERS SPAIN INC.



By:
      ------------------------------------------------
      Christopher F. Caesar,
      Vice President, Assistant Secretary and Treasurer

                                    EXHIBIT C
                                    ---------

                         FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of__________ __, 200__ between Subsidiary Guarantor (the "New Subsidiary Guarantor"), a direct or indirect domestic Restricted Subsidiary of AMF Bowling Worldwide, Inc. (the "Issuer") and Wilmington Trust Company, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                                   WITNESSETH

         WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 8, 2002, providing for the issuance of an aggregate principal amount of $150,000,000 of 13.00% Senior Subordinated Notes due 2008 (the "Notes");

         WHEREAS, Section 12.05 of the Indenture provides that under certain circumstances the Issuer may cause, and Section 12.03 of the Indenture provides that under certain circumstances the Issuer must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Issuer's Obligations under the Notes pursuant to a Note Guaranty on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO NOTE GUARANTY. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuer's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 12 and Article 13 of the Indenture and to be bound by all other applicable provisions of the Indenture.

         3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, any Note Guaranties, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         4. NEW YORK LAW TO GOVERN. The law of the State of New York shall govern and be used to construe this Supplemental Indenture, without giving effect to any contrary result otherwise required under applicable conflict or choice-of-law rules.

         5. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantor.

         8. EFFECT OF SUPPLEMENTAL INDENTURE. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



Dated: _____________                         [NAME OF NEW SUBSIDIARY GUARANTOR]



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

WILMINGTON TRUST COMPANY,
as Trustee

By:
   ----------------------
   Name:
   Title: